UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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2020	Notice of Annual General Meeting of Shareholders and Proxy Statement

April 2, 2020

Dear Shareholder,

This serves as notice to you of the 2020 Annual General Meeting (the “Annual General Meeting” or “AGM”) of Mallinckrodt plc, which will be held on Wednesday, May 13, 2020, at 9:30 a.m., local time, at our principal executive offices at 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW19 3AG, United Kingdom. We will also have an audio link available in Ireland at the offices of Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

The well-being of attendees, employees and service providers at the AGM is a primary concern for the directors of Mallinckrodt plc and in this context we are closely monitoring developments in relation to the coronavirus (COVID-19) pandemic.

The Board still expects the AGM to proceed in-person on May 13, 2020, as required under Irish law, however should this not be feasible due to guidance provided by the Government of the United Kingdom, Public Health England, the Government of Ireland and the Department of Health (of Ireland) or any other governmental agency, or otherwise due to health and safety concerns, the AGM may be adjourned to a different time and/or venue and/or we may allow participation in the AGM by means of remote communication. We will alert shareholders to any changes as soon as possible in accordance with Company’s constitution and applicable laws and regulations.

As a result, we strongly encourage all shareholders to submit proxy forms as soon as possible to ensure you can vote and be represented at the AGM if attending in person is not feasible. This can be done in advance of the AGM by availing of one of the options detailed in the accompanying Proxy Statement. In addition, details of the business to be presented at the meeting can also be found in the accompanying Proxy Statement.

Your vote is important and I encourage you to submit your proxy as soon as possible so that your shares will be represented at the meeting.

Mallinckrodt plc will continue to monitor the impact of COVID-19 and any relevant updates regarding the AGM will be available on www.mnk.com.

Shareholders are also encouraged to keep up-to-date with, and follow, the guidance from the Government of the United Kingdom, Public Health England, the Government of Ireland and the Department of Health (of Ireland) (as appropriate) as circumstances may change at short notice.

On behalf of the Board of Directors and the management of Mallinckrodt, I extend our appreciation for your continued support.

Yours sincerely,

ANGUS C. RUSSELL
Chairman

MALLINCKRODT PUBLIC LIMITED COMPANY

Registered In Ireland — No. 522227

Principal Executive Office:

3 Lotus Park, The Causeway,

Staines-Upon-Thames, Surrey TW18 3AG, United Kingdom

NOTICE OF 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2020

The 2020 Annual General Meeting of Mallinckrodt plc (“Mallinckrodt” or the “Company”), a company incorporated under the laws of Ireland, will be held on May 13, 2020, at 9:30 a.m., local time, at the Company’s principal executive offices at 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW19 3AG, United Kingdom, for the following purposes:

1.	By separate resolutions, to elect as directors for a period of one year, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2021, the following individuals:

(a)	J. Martin Carroll	(d)	Carlos V. Paya, M.D.	(g)	Mark C. Trudeau
(b)	Paul R. Carter	(e)	JoAnn A. Reed	(h)	Anne C. Whitaker
(c)	David Y. Norton	(f)	Angus C. Russell	(i)	Kneeland C. Youngblood, M.D.

2.

To hold an advisory non-binding vote to approve the re-appointment of Deloitte & Touche LLP as the independent auditors of the Company and, by binding vote, to authorize the Audit Committee of the Board of Directors (also referred to in this Proxy Statement as the Board) to set the independent auditors’ remuneration.

3.	To hold an advisory vote to approve the Company’s executive compensation.

4.	To hold an advisory vote relating to the frequency of future advisory votes to approve the Company’s executive compensation.

5.	To approve the Board’s authority to issue shares.

6.	To authorize the Company and/or any subsidiary of the Company to make market purchases or overseas market purchases of Company shares.

7.	To approve the change of name of the Company (Special Resolution).

8.	To approve the waiver of pre-emption rights (Special Resolution).

9.	To authorize the price range at which the Company can re-allot shares that it holds as treasury shares (Special Resolution).

10.	To act on such other business as may properly come before the meeting or any adjournment thereof.

Proposals 1 through 6 are ordinary resolutions, with Proposal 4 requiring the approval of a plurality of the votes cast at the meeting and the remainder requiring the approval of a simple majority of the votes cast at the meeting, in person or by proxy. Proposals 7 through 9 are special resolutions, requiring the approval of not less than 75% of the votes cast, in person or by proxy. The foregoing items are more fully described in the Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders. Shareholders as of March 13, 2020, the record date for the Annual General Meeting, are entitled to vote on these matters.

During the meeting, following a review of the Company’s affairs, management will also present and the auditors will report to shareholders on Mallinckrodt’s Irish Statutory Accounts for the fiscal year ended December 27, 2019.

An audio link to the Annual General Meeting will also be available at the offices of Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, at 9:30 a.m. local time.

By Order of the Board of Directors,

Stephanie D. Miller,
April 2, 2020	Secretary

Our current plan is for the Annual General Meeting to be held in person on May 13, 2020, as required by Irish law. However, given the potential risks related to the current coronavirus (COVID-19) pandemic, the AGM may be adjourned to a different time and/or venue and/or we may allow participation in the AGM by means of remote communication. We will alert shareholders to any changes as soon as possible in accordance with Company’s constitution and applicable laws and regulations. We strongly encourage all shareholders to submit proxy forms promptly to ensure you can vote and be represented at the AGM if attending in person is not feasible.

Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be a shareholder(s) of Mallinckrodt to act on your behalf. Proxies may be appointed via the internet or by phone in the manner set out in our proxy card. Alternatively, they may be appointed by depositing a signed instrument of proxy (or proxy card) to the following locations, in each case at least 48 hours before the meeting:

•	Mallinckrodt plc c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (which Broadridge will arrange to forward to Mallinckrodt plc’s registered address electronically).

•	Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, attention Corporate Secretary.

•	Mallinckrodt plc, 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW19 3AG, United Kingdom, attention Corporate Secretary.

If you wish to appoint a person other than the individuals specified on our proxy card, please contact our Company Secretary via email at corporate.secretary@mnk.com and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast.

Shareholders are also encouraged to keep up-to-date with, and follow, the guidance from the Government of the United Kingdom, Public Health England, the Government of Ireland and the Department of Health (of Ireland) (as appropriate) as circumstances may change at short notice.

This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 27, 2019 and our Irish Statutory Accounts are available to shareholders of record at proxyvote.com. These materials are also available on the Investor Relations section of our website at mnk.com.

Note Regarding Forward-Looking Statements

Statements in this Proxy Statement that are not strictly historical, including statements regarding future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses and any other statements regarding events or developments the Company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the non-binding agreement in principle regarding terms and conditions of a global settlement to resolve all current and future opioid-related claims; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes;

conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; the proposed refinancing of certain near-term debt maturities; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 27, 2019. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement, which we are making available to you on or about April 2, 2020 on the internet, or by delivering printed versions to you by mail. It does not contain all the information that you should consider in deciding whether to approve the items to be presented at the Annual General Meeting of Mallinckrodt plc (“Mallinckrodt,” the “Company,” “we,” “our” or “us”). You should read this entire Proxy Statement carefully before voting. For information regarding our fiscal 2019 operating performance, please review our Annual Report on Form 10-K.

2020 Annual General Meeting of Shareholders

•	Date and Time: May 13, 2020, at 9:30 a.m., local time.

•	Place: 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW19 3AG, United Kingdom. Shareholders in Ireland may participate in the Annual General Meeting by audio link at the offices of Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

•	Record Date: March 13, 2020.

•	Voting: If you owned Mallinckrodt ordinary shares at the close of business on the record date, then you may vote at the Annual General Meeting by following the procedures outlined in this Proxy Statement. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.

•	Ordinary Shares Outstanding as of Record Date: 84,207,504.

•	Transfer Agent: Computershare Inc. (“Computershare”).

•	Place of Incorporation: Ireland.

Meeting Agenda and Voting Recommendations

	Proposal	Our Board’s Recommendation
1.	Elect directors (page 59)	FOR each nominee

2.	Advisory non-binding vote to approve the re-appointment of the independent auditors and binding vote to authorize the Audit Committee of the Board to set the independent auditors’ remuneration (page 62)	FOR

3.	Advisory vote to approve executive compensation (page 63)	FOR

4.	Advisory vote on frequency of future advisory votes on executive compensation (page 64)	ONE YEAR

5.	Approval of the Board’s authority to issue shares (page 65)	FOR

6.	Authorization to make market purchases or overseas market purchases of Company Shares (page 66)	FOR

7.	Approval of the change of name of the Company (page 67)	FOR

8.	Approval of waiver of pre-emption rights (Special Resolution) (page 68)	FOR

9.	Authorization of the price range at which the Company can re-allot shares held as treasury shares (Special Resolution) (page 69)	FOR

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  1

PROXY STATEMENT SUMMARY

2019 Company Performance Highlights

You should refer to the more comprehensive discussions contained in our Annual Report on Form 10-K for the fiscal year ended December 27, 2019 for additional information about these highlights. The following fiscal year 2019 highlights include non-GAAP financial measures. Appendix A to this proxy statement presents reconciliations to the most comparable GAAP financial measures and information about the reasons such non-GAAP financial measures are disclosed.

Key performance highlights for fiscal 2019 include:

•	Net sales of $3.163 billion, with strong performance across hospital products and the Specialty Generics segment, offset by declines in Acthar Gel.

•	Diluted loss per share of $11.88 in fiscal 2019; adjusted diluted earnings per share (EPS) of $8.88 in fiscal 2019, an increase of 10.9%.

•	Operating cash flow of $742.9 million and free cash flow of $609.9 million for the year.

•

Principal debt reduced by $733.9 million in fiscal 2019, with net debt reduced by $1.176 billion, reflecting strong cash generation, debt repurchased at a discount and the debt exchange offer completed in the fourth quarter.

•

The announcement of important clinical trial results showing the benefits of Acthar Gel in treating Rheumatoid Arthritis, relapsing Multiple Sclerosis and symptomatic Sarcoidosis, and the completion of enrollment in the phase 4 clinical trial in Lupus.

•	Successful outcomes in our phase 3 trials for terlipressin (for Hepatorenal Syndrome Type 1) and StrataGraft (for deep partial-thickness thermal burns), both of which are expected to launch in 2020.

Our Director Nominees

Name	Age	Director Since	Principal Occupation	Current Standing Committee Memberships	Other Public Boards
J. Martin Carroll*	70	2013	Former President and Chief Executive Officer of Boehringer Ingelheim Corporation	Governance and Compliance (Chair)	2
Paul R. Carter*	59	2018	Former Executive Vice President, Commercial Operations of Gilead Sciences, Inc.	Audit; Portfolio	1
David Y. Norton*	68	2017	Former Company Group Chairman, Global Pharmaceuticals of Johnson & Johnson	Human Resources and Compensation (Chair)	1
Carlos V. Paya, M.D.*	61	2019	Former President and Chief Executive Officer of Immune Design Corp.	Portfolio (Chair); Governance and Compliance	1
JoAnn A. Reed*	64	2013	Healthcare services consultant and former Senior Vice President, Finance and Chief Financial Officer of Medco Health Solutions	Audit (Chair)	2
Angus C. Russell*	64	2014	Former Chief Executive Officer of Shire plc	Audit; Portfolio	3
Mark C. Trudeau	58	2013	President and Chief Executive Officer of Mallinckrodt plc		1
Anne C. Whitaker*	52	2018	President and Chief Executive Officer of Aerami Therapeutics Inc.	Human Resources and Compensation	2
Kneeland C. Youngblood, M.D.*	64	2013	Founding Partner of Pharos Capital Group	Governance and Compliance	2

*	Independent Director

2  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

PROXY STATEMENT SUMMARY

Board Responses to 2019 Shareholder Proposals

At the 2019 Annual General Meeting, shareholders approved a proposal requesting Mallinckrodt to adopt a policy to disclose whether it recouped any incentive compensation from any senior executive or caused a senior executive to forfeit an incentive compensation award under the Company’s Incentive Compensation Clawback Policy. In response to this shareholder proposal, the Human Resources and Compensation Committee amended the Company’s Incentive Compensation Clawback Policy to include a provision requiring the Company to annually disclose the recoupment of any incentive compensation from senior executives undertaken in the previous fiscal year. Additional details about the Company’s Incentive Compensation Clawback Policy are described in this proxy statement in the section entitled “Compensation Discussion and Analysis—Compensation Recovery Policy.”

At the 2019 Annual Meeting, shareholders approved a proposal requesting Mallinckrodt prepare a report describing the corporate governance changes the Company has implemented since 2012 to more effectively monitor and manage financial and reputational risks related to the opioid crisis. In response to this shareholder proposal, the Company prepared a report describing the Company’s approach to oversight of opioid-related matters, which was released in March 2020 and can be found on our website at mnk.com.

At the 2019 Annual General Meeting, shareholders approved a proposal requesting Mallinckrodt prepare a report disclosing the Company’s direct and indirect lobbying activities and expenditures. In partial response to this shareholder proposal, Mallinckrodt released its Political Engagement Report in June 2019 which covers the Company’s political and lobbying spending and related external engagements in calendar year 2019. A copy of this report can be found on our website at mnk.com.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  3

GENERAL INFORMATION

GENERAL INFORMATION Questions and Answers about Proxy Materials, Voting, Attending the Meeting and Other General Information

Why did I receive this Proxy Statement?

We are making this Proxy Statement available to you on or about April 2, 2020 on the internet, or by delivering printed versions to you by mail, because our Board of Directors is soliciting your proxy to vote at our 2020 Annual General Meeting on May 13, 2020. This Proxy Statement contains information about the items being voted on at the Annual General Meeting and important information about Mallinckrodt.

This Proxy Statement and the following documents relating to the 2020 Annual General Meeting are available on the Investor Relations section of our website at mnk.com:

•	Our Notice of Internet Availability of Proxy Materials;

•	Our Annual Report on Form 10-K for the fiscal year ended December 27, 2019; and

•	Our Irish Statutory Accounts for the fiscal year ended December 27, 2019 and the reports of the Directors and auditors thereon.

How do I access the proxy materials and vote my shares?

The instructions for accessing proxy materials and voting can be found in the information you received either by mail or e-mail.

For shareholders who received a notice by mail about the internet availability of proxy materials: You may access the proxy materials and voting instructions over the internet via the web address provided in the notice. In order to access this material and vote, you will need the control number provided on the notice you received in the mail. You may vote by following the instructions on the notice or on the website.

For shareholders who received a notice by e-mail: You may access the proxy materials and voting instructions over the internet via the web address provided in the e-mail. In order to vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.

For shareholders who received the proxy materials by mail: You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

Who may vote at the Annual General Meeting and how many votes do I have?

If you owned our ordinary shares at the close of business on the record date, March 13, 2020, then you may vote at the Annual General Meeting by following the procedures outlined in this Proxy Statement. At the close of business on the record date, we had 84,207,504 ordinary shares outstanding and entitled to vote. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.

May I vote my shares in person at the Annual General Meeting?

Yes, you may vote your shares in person at the Annual General Meeting as follows:

If you are a shareholder of record and you wish to vote in person at the Annual General Meeting, you may do so. If you do not wish to attend yourself, you may also appoint a proxy or proxies to attend, speak and vote in your place. A proxy does not need to be one of our shareholders. You are not precluded from attending, speaking or voting at the Annual General Meeting, even if you have completed a proxy form. To appoint a proxy other than our designated officers, please contact our Company Secretary.

If you are a beneficial owner of shares and you wish to vote in person at the Annual General Meeting, you must obtain a legal proxy from the bank, brokerage firm or nominee that holds your shares. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the Annual General Meeting without a legal proxy and a signed ballot.

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GENERAL INFORMATION

Even if you plan to attend the Annual General Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What is the deadline for voting my shares if I do not vote in person at the Annual General Meeting?

If you are a shareholder of record, you may vote by internet or by telephone until 11:59 p.m., United States Eastern Time, on May 12, 2020.

If you are a beneficial owner of shares held through a bank or brokerage firm, please follow the voting instructions provided by your bank or brokerage firm.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record. If you hold ordinary shares and your name appears in the Register of Members of Mallinckrodt, you are considered the shareholder of record of those shares.

Beneficial Owner of Shares Held in Street Name. If your ordinary shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your bank or brokerage firm how to vote the shares held in your account.

Can I change my vote after I have submitted my proxy?

Yes. You have the right to revoke your proxy before it is voted at the Annual General Meeting. You may vote again on a later date within the proxy voting deadlines described above by internet or by telephone (only your latest proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual General Meeting will not automatically revoke a previously submitted proxy unless you actually vote in person at the meeting or file a written instrument with our Company Secretary prior to the start of the meeting requesting that your prior proxy be revoked.

What happens if I do not give specific voting instructions when I deliver my proxy?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting by internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	If you sign and return a proxy card without giving specific voting instructions,

then the Company-designated proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to New York Stock Exchange (“NYSE”) rules, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. Pursuant to NYSE rules, (i) the election of directors (ii) the advisory vote to approve the Company’s executive compensation (iii) the advisory vote on the frequency of future votes on executive compensation and (iv) the shareholder proposal are considered non-routine matters. A bank or brokerage firm may not vote your shares with respect to non-routine matters if you have not provided instructions. This is called a “broker non-vote.” We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

What is the “quorum” requirement for the Annual General Meeting?

In order to conduct any business at the Annual General Meeting, holders of a majority of our ordinary shares outstanding and entitled to vote on the record date must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, or broker non-votes, if you:

•	Are present and vote in person at the meeting;

•	Have voted by internet or by telephone; or

•	Have submitted a proxy card or voting instruction form by mail.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  5

GENERAL INFORMATION

Assuming there is a proper quorum of shares represented at the Annual General Meeting, how many shares are required to approve the proposals being voted upon at the Annual General Meeting?

The voting requirements for each of the proposals are as follows:

Proposal		Vote Required
1.	Elect directors	Majority of votes cast

2.	Advisory non-binding vote to approve the re-appointment of the independent auditors and binding vote to authorize the Audit Committee of the Board to set the independent auditors’ remuneration	Majority of votes cast

3.	Advisory vote to approve executive compensation	Majority of votes cast

4.	Advisory vote on frequency of future advisory votes on executive compensation	Plurality of votes cast

5.	Approve the Board’s authority to issue ordinary shares	Majority of votes cast

6.	Authorization to make market purchases or overseas market purchases of Company shares	Majority of votes cast

7.	Approve the Change of Name of the Company (Special Resolution)	75% of votes cast

8.	Approve the waiver of pre-emption rights (Special Resolution)	75% of votes cast

9.	Authorization of the price range at which the Company can re-allot shares held as treasury shares (Special Resolution)	75% of votes cast

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered votes properly cast at the Annual General Meeting pursuant to our Articles of Association. Because the approval of all of the proposals is based on the votes properly cast at the Annual General Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on these proposals under Irish law.

Why did I receive a notice in the mail regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?

As explained in more detail below, we are using the “notice and access” system adopted by the U.S. Securities and Exchange Commission (the “SEC”) relating to delivery of our proxy materials over the internet. As a result, we mailed to many of our shareholders a notice about the internet availability of the proxy materials instead of a paper copy of the proxy materials. Shareholders who received the notice will have the ability to access the proxy materials over the internet and to request a paper copy of the proxy materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. This notice of internet availability of proxy materials also serves as a Notice of Meeting.

What are the “notice and access” rules and how do they affect the delivery of the proxy materials?

The SEC’s notice and access rules allow us to deliver proxy materials to our shareholders by posting the materials on an internet website, notifying shareholders of the availability of the proxy materials on the internet and sending paper copies of proxy materials upon shareholder request. We believe that the notice and access rules allow us to use internet technology that many shareholders prefer, continue to provide our shareholders with the information they need and, at the same time, assure more prompt delivery of the proxy materials. The notice and access rules also lower our cost of printing and delivering the proxy materials and minimize the environmental impact of printing paper copies.

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GENERAL INFORMATION

Why didn’t I receive a notice in the mail about the internet availability of the proxy materials?

Shareholders who previously elected to access the proxy materials over the internet will not receive a notice in the mail about the internet availability of the proxy materials. Instead, you should have received an e-mail with links to the proxy materials and the proxy voting website. Additionally, we mailed copies of the proxy materials to shareholders who previously requested to receive paper copies instead of the notice.

If you received a paper copy of the proxy materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card or voting instruction form. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the cost of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

How do I attend the Annual General Meeting?

Shareholders are invited to attend the Annual General Meeting at the 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW19 3AG, United Kingdom.

Shareholders in Ireland may participate in the Annual General Meeting by audio link at the offices of Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

Shareholders of Record. For admission to the Annual General Meeting, shareholders of record should bring picture identification to the Registered Shareholders check-in area, where ownership will be verified. If you would like someone to attend on your behalf, please contact our Company Secretary prior to the meeting.

Beneficial Owners of Shares Held in Street Name. Those who have beneficial ownership of ordinary shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring picture identification, as well as proof from their banks or brokers that they owned our ordinary shares on March 13, 2020, the record date for the Annual General Meeting.

Registration will begin at 9:00 a.m., local time, and the Annual General Meeting will begin at 9:30 a.m., local time. For directions to the Annual General Meeting, please call +44 20 8757 7777.

How will voting on any other business be conducted?

Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.

Who will count the votes?

Broadridge Financial Solutions, Inc. will act as the inspector of elections and will tabulate the votes.

Who will pay the costs of soliciting the proxies?

Mallinckrodt will pay the costs of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile or other electronic means. We have retained Innisfree M&A Incorporated (“Innisfree”) to assist in solicitation of proxies and have agreed to pay Innisfree $17,500, plus out-of-pocket expenses. As required by the SEC and the

NYSE, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our ordinary shares.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  7

GENERAL INFORMATION

Who is Mallinckrodt’s transfer agent?

Mallinckrodt’s transfer agent is Computershare. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Mallinckrodt ordinary shares and similar issues, can be handled by calling toll-free 1-877-487-1633 (U.S.) or +1-732-645-4170 (outside the U.S.) or by accessing Computershare’s website at computershare.com.

Where can I find more information about Mallinckrodt?

For other information about Mallinckrodt, you can visit our website at mnk.com.

We use our website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. We also use our website to expedite public access to time-critical information regarding us in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the

Investor Relations page of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of our website.

We make our website content available for information purposes only. It should not be relied upon for investment purposes, and it is not incorporated by reference into this Proxy Statement.

What impact could the COVID-19 pandemic have on the AGM?

The well-being of attendees, employees and service providers at the AGM is a primary concern for the directors of Mallinckrodt plc and in this context we are closely monitoring developments in relation to the COVID-19 pandemic.

We still expect the AGM to proceed in-person on May 13, 2020, as required under Irish law, however should this not be feasible due to guidance provided by the Government of the United Kingdom, Public Health England, the Government of Ireland and the Department of Health (of Ireland) or any other governmental agency, or otherwise due to health and safety concerns, the AGM may be adjourned to a different time and/or venue and/or we may allow participation in the AGM by means of remote communication. We will alert shareholders to any changes as soon as possible in accordance with

Company’s constitution and applicable laws and regulations.

As a result, we strongly encourage all shareholders to submit proxy forms as soon as possible to ensure you can vote and be represented at the AGM if attending in person is not feasible.

We will continue to monitor the impact of COVID-19 and any relevant updates regarding the AGM will be available on www.mnk.com.

Shareholders are also encouraged to keep up-to-date with, and follow, the guidance from the Government of the United Kingdom, Public Health England, the Government of Ireland and the Department of Health (of Ireland) (as appropriate) as circumstances may change at short notice.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Our Corporate Governance Guidelines, general approach to corporate governance and internal policies and procedures are guided by U.S. practice and applicable federal securities laws and regulations as well as NYSE requirements. Although we are an Irish public limited company that is tax resident in the United Kingdom (“U.K.”), we are not subject to the listing rules of the Irish Stock Exchange or the listing rules of the U.K. Listing Authority and we are therefore not subject to, nor have we adopted, the U.K. Corporate Governance Code or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards we apply and the U.K. Corporate Governance Code and other Irish and U.K. governance standards or guidelines, there are differences, relating in particular to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the Board of Directors and the criteria for determining the independence of directors.

Our Board of Directors believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout an organization, and governance at Mallinckrodt is intended to achieve both. The Board also believes that good governance ultimately depends on the quality of an organization’s leadership, and it is committed to recruiting and retaining directors and officers of proven leadership ability and personal integrity.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines designed to assist Mallinckrodt and the Board in implementing effective corporate governance practices. These guidelines, which are reviewed annually by the Governance and Compliance Committee, address, among other things:

•	Director responsibilities;

•	Composition and selection of the Board, including qualification standards and independence guidelines;

•	Majority voting for directors;

•	The role of the Chairman of the Board or of an independent Lead Director;

•	Board committee establishment, structure and guidelines;

•	Officer and director share ownership requirements;

•	Meetings of non-employee directors;

•	Director orientation and continuing education;

•	Board access to management and independent advisors;

•	Communication with directors;

•	Board and committee self-evaluations;

•	Succession planning and management development reviews;

•	CEO performance reviews;

•	Recoupment, or “clawback”, of executive compensation; and

•	Ethics and conflicts of interest.

Our Corporate Governance Guidelines are posted on our website at mnk.com.

Independence of Nominees for Director

As noted above, the Corporate Governance Guidelines include criteria adopted by the Board to guide determinations regarding the independence of its members. The criteria, summarized below, are consistent with the NYSE listing standards regarding director independence. To be considered independent, a director must be determined by the Board to have no material relationship, directly or indirectly, with us. In assessing independence, the Board considers all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with us, the Board considers the issue not just from the standpoint of the director, but also from that of the persons or organizations with which the director has an affiliation. A director will not be considered independent if he or she, at the time of determination:

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  9

CORPORATE GOVERNANCE

•	Is, or has been within the prior three years, an employee of Mallinckrodt or any of its subsidiaries;

•	Has an immediate family member who is, or has been within the prior three years, an executive officer of Mallinckrodt;

•	Is a current partner or employee of our external auditor;

•	Has an immediate family member who is a current partner of our external auditor or who is an employee of our external auditor and personally works on our audit;

•	Has been, or has an immediate family member who has been, within the prior three years, a partner or employee of our external auditor who personally worked on our audit during that time;

•

Is, or has an immediate family member who is, or has been within the prior three years, employed as an executive officer of another company that has or had on the compensation committee of its board of directors one of our executive officers (during the same period of time);

•

Has, or has an immediate family member who has, received more than $120,000 in direct compensation from Mallinckrodt, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), in any 12-month period within the prior three years (compensation received by an immediate family member for service as an employee, other than as an executive officer, is not included for purposes of this determination);

•

Is a current employee, or has an immediate family member who is a current executive officer, of a company that does business with Mallinckrodt and has made payments to, or received payments from, Mallinckrodt for property or services in an amount that, in any of the prior three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•

Is, or his or her spouse is, an executive officer, director or trustee of a charitable organization to which our contributions, not including our matching of charitable contributions by employees, exceed, in any single fiscal year within the prior three years, the greater of $1 million or 2% of such organization’s total charitable receipts during that year.

The Board has considered the independence of its members in light of these criteria, has reviewed our relationships with organizations with which our directors are affiliated and has determined that none of these current business relationships is material to us, any of the organizations involved, or our directors. Based on these considerations, the Board has determined that each of our directors, other than Mark C. Trudeau, our President and Chief Executive Officer, satisfies the criteria and is independent. Each independent director is expected to notify the chair of the Governance and Compliance Committee, as soon as reasonably practicable, of changes in his or her personal circumstances that may affect the Board’s evaluation of his or her independence.

Director Nominations Process

The Governance and Compliance Committee is responsible for developing the general criteria, subject to approval by the full Board, used in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Governance and Compliance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the then-current make-up of the Board. Final approval of director candidates is determined by the full Board, and invitations to join the Board are extended by the Chairman of the Board on behalf of the entire Board.

The Governance and Compliance Committee, in accordance with our Corporate Governance Guidelines, seeks to create and maintain a Board that is strong in its collective knowledge and has a diversity of backgrounds, skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Governance and Compliance Committee reviews a potential new candidate, the Governance and Compliance Committee looks specifically at the candidate’s qualifications in light of our needs and the needs of the Board at that time, given the then-current mix of director attributes.

As described in our Corporate Governance Guidelines:

•	Directors should be individuals of the highest ethical character and integrity;

•

Directors should have demonstrated management ability at senior levels in successful organizations, including as the chief executive officer of a public company or as the leader of a large, multifaceted organization, including government, educational and other non-profit organizations;

10  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

CORPORATE GOVERNANCE

•

Each director should have the ability to provide wise, informed and thoughtful counsel to senior management on a range of issues and be able to express independent opinions, while at the same time working as a member of a team;

•	Directors should be free from any conflict of interest or business or personal relationship that would interfere with the duty of loyalty owed to us; and

•	Directors should be independent of any particular constituency and be able to represent all of our shareholders.

The Governance and Compliance Committee assesses independence and also monitors compliance by the members of the Board with the requisite qualifications under NYSE listing standards for populating the Audit, Human Resources and Compensation and Governance and Compliance Committees. Directors may not serve on more than four public company boards of directors (including ours). If the director is employed as CEO of a publicly traded company, the director may serve on no more than three public company boards of directors (including ours).

As provided in its charter, the Governance and Compliance Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder should write to our Company Secretary at our registered address, Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland. Any such recommendation must include:

•	The name and address of the candidate;

•

A brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	The candidate’s signed consent to serve as a director if elected and to be named in our Proxy Statement.

The recommendation must also include documentary evidence of ownership of our ordinary shares if the shareholder is a beneficial owner, as well as the date the shares were acquired and the name and address of the shareholder, as required by our Articles of Association.

To be considered by the Governance and Compliance Committee for nomination and inclusion in our Proxy Statement for the 2021 Annual General Meeting, a shareholder recommendation for director must be received by our Company Secretary not earlier than the close of business on January 13, 2021 and not later than the close of business on February 12, 2021. Once our Company Secretary receives the recommendation, we will deliver a questionnaire to the candidate requesting additional information about the candidate’s independence, qualifications and other information that would assist the Governance and Compliance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Proxy Statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Governance and Compliance Committee.

The Governance and Compliance Committee also receives suggestions for director candidates from Board members and, in its discretion, may also employ a third-party search firm to assist in identifying candidates for director. Dr. Paya was recommended to our Governance and Governance Committee by a third-party search firm. All nine of our nominees for director are current members of the Board. In evaluating candidates for director, the Governance and Compliance Committee uses the guidelines described above, and evaluates shareholder candidates in the same manner as candidates proposed from all other sources. Based on its evaluation, the Governance and Compliance Committee recommended each of the nominees for election by the shareholders. More information regarding each director nominee’s qualifications can be found in Proposal 1 later in this Proxy Statement.

Majority Vote for Election of Directors

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at the Annual General Meeting (present in person or by proxy) and serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board and the position that would have been filled by such nominee will become vacant. Given that Irish law does not recognize the concept of a holdover director, incumbent directors who do not receive a majority of the votes cast at the Annual General Meeting are not re-elected to the Board, and immediately following the Annual General Meeting, will no longer be members of the Board.

Irish law does require, however, a minimum of two directors at all times. If an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees receiving the greatest number of votes in favor of his or her election shall, in accordance with our Articles of Association, hold office until his or her successor(s) is elected.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  11

CORPORATE GOVERNANCE

Executive Sessions of the Board

The independent directors meet in executive session, without members of management present, at each regularly scheduled Board meeting and at such other times as may be deemed appropriate. These executive sessions also may include a discussion with our Chief Executive Officer.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are held separately at Mallinckrodt. The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board sets the Board agendas with Board and management input, facilitates communication among directors, provides an appropriate information flow to the Board and presides at meetings of the Board and shareholders. The Chairman of the Board works with other Board members to provide strong, independent oversight of our management and affairs. We believe that having a non-executive, independent Chairman of the Board is in the best interests of the Company and our shareholders at this time. The separation of the roles of Chairman of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on managing the Company’s business and operations, and allows our Chairman of the Board to focus on Board matters, especially in light of the high level of regulation and scrutiny of public company boards. Further, we believe that separation of these roles ensures the independence of the Board in its oversight role of evaluating and assessing the Chief Executive Officer and management generally. Future modification of the Board leadership structure will be made at the sole discretion of the Board. A more detailed description of the role and responsibilities of the Chairman of the Board are set forth in our Corporate Governance Guidelines.

Code of Ethics

We have adopted the Mallinckrodt Guide to Business Conduct, which applies to all of our employees, officers and directors and meets the requirements of a “code of ethics” as defined by SEC regulations. We review and revise the Guide to Business Conduct from time to time to more closely align to our vision. The Guide to Business Conduct also meets the requirements of a code of business conduct and ethics under the listing standards of the NYSE. The Guide to Business Conduct is posted on our website, mnk.com. We will disclose any material amendments to the Guide to Business Conduct, as well as any waivers for executive officers or directors, on our website.

Board Risk Oversight

Our Board oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of the full Board in approving our business strategy is a key part of its assessment of management’s appetite for risk and the determination of what constitutes an appropriate level of risk for us. In this process, risk is assessed throughout the business, focusing on three primary areas: financial risk, legal/compliance risk and operational/strategic risk.

While the full Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls over financial reporting and receives an annual risk assessment report from our internal auditors. The Governance and Compliance Committee assists the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance and public policy issues that affect us and work closely with our legal and regulatory groups. In addition, in setting compensation, the Human Resources and Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy. The Governance and Compliance Committee conducts an annual assessment of the risk management process and reports its findings to the Board.

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CORPORATE GOVERNANCE

Compensation Risk Assessment

At the direction of the Human Resources and Compensation Committee, representatives of our human resources department, along with our Chief Compliance Officer, conducted a risk assessment of our compensation policies and practices during fiscal 2019. This risk assessment consisted of a review of cash and equity compensation provided to our employees, with a focus on compensation payable to senior executives and incentive compensation plans that provide variable compensation to other employees based upon Company and individual performance, with a particular focus on sales compensation. The Human Resources and Compensation Committee and its independent consultant reviewed the findings of this assessment and agreed with the conclusion that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not create risk that is reasonably likely to have a material adverse effect on us. The following characteristics of our compensation programs support this finding:

•	Our use of different types of compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components;

•	Our use of a variety of performance metrics, both absolute (e.g., adjusted earnings per share (“EPS”)) and relative to our peers (e.g., total shareholder return);

•	Our practice of looking beyond results-oriented performance in assessing the contributions of a particular executive;

•	Our share ownership requirements;

•	Our executive compensation clawback policy; and

•	The ability of the Human Resources and Compensation Committee to reduce incentive payouts if deemed appropriate.

Transactions with Related Persons

The Governance and Compliance Committee is responsible for the review and, if appropriate, approval or ratification of “related-person transactions” involving us or our subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director, executive officer or a beneficial owner of 5% or more of our ordinary shares and their immediate family members. The Board has adopted written policies and procedures that apply to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest.

Communications with the Board of Directors

The Board has established a process for interested parties to communicate with members of the Board. If you have a concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you may reach the Board via e-mail at board.directors@mnk.com. A direct link to this e-mail address can be found on our website. You may also submit communications in writing or by phone. Please refer to the Board contact information that can be found at mnk.com/contact-us/. All concerns and inquiries are received and reviewed promptly by the Office of the General Counsel. Any significant concerns relating to accounting, internal controls over financial reporting or audit matters are reviewed with the Audit Committee.

All concerns will be addressed by the Office of the General Counsel, unless otherwise instructed by the Audit Committee or the Chairman of the Board. The status of all outstanding concerns is reported to the Chairman of the Board and the Audit Committee on a quarterly basis, and any concern that is determined to pose an immediate threat to us or concern one of our senior officials (any executive officer or any direct report to the President and Chief Executive Officer) is immediately communicated to the Chair of the Audit Committee. The Chairman of the Board or the Audit Committee may determine that certain matters should be presented to the full Board and may direct the retention of outside counsel or other advisors in connection with any concern addressed to them. The Mallinckrodt Guide to Business Conduct prohibits any employee from retaliating against anyone for raising or helping to resolve an integrity question.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  13

BOARD OF DIRECTORS AND BOARD COMMITTEES

BOARD OF DIRECTORS AND BOARD COMMITTEES

General

Our business, property and affairs are managed under the direction of the Board of Directors. Directors are kept informed about our business through discussions with the Chairman of the Board and the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. During 2019, the Board held ten meetings, both in person and telephonically. All of our current directors attended over 75% of the total of all meetings of the Board and the committees on which they served during their terms in office during 2019. Our Corporate Governance Guidelines provide that Board members are expected to attend each Annual General Meeting. All of our directors who were members of the Board at the time attended our 2019 Annual General Meeting.

Board Committees

The Board has four standing committees: a separately designated Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended (“Exchange Act”), as well as a Human Resources and Compensation Committee, a Governance and Compliance Committee and a Portfolio Committee. Membership and chairs of the committees are recommended by the Governance and Compliance Committee and selected by the Board. The committees report on their activities to the Board at each regular Board meeting.

The table below provides standing committee membership information as of the date of this Proxy Statement.

Non-Employee Directors	Audit Committee	Governance and Compliance Committee	Human Resources and Compensation Committee	Portfolio Committee
David R. Carlucci
J. Martin Carroll
Paul R. Carter
David Y. Norton
Carlos V. Paya, M.D.
JoAnn A. Reed
Angus C. Russell
Anne C. Whitaker
Kneeland C. Youngblood, M.D.
Number of Meetings Held in Fiscal 2019	9	4[1]	5	6

Chairman of the Board	Chair	Member

[1]

In May 2019, the Board elected to combine the Compliance and Nominating and Governance Committees. Each of the Compliance Committee and Nominating and Governance Committee held two meetings in fiscal 2019 prior to this change, both on the same dates. Therefore, we have reflected a total of four meetings for this combined committee as the most accurate number of meetings held in 2019.

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BOARD OF DIRECTORS AND BOARD COMMITTEES

Committee	Responsibilities and Composition
Audit Committee	The Audit Committee monitors the integrity of our financial statements, the independence and qualifications of the independent auditors, the performance of our internal auditors and independent auditors, our compliance with certain legal and regulatory requirements and the effectiveness of our internal controls. The Audit Committee is responsible for selecting, retaining, evaluating, setting the remuneration of and, if appropriate, recommending the termination of our independent auditors. The current members of the Audit Committee are Ms. Reed, Mr. Carter, and Mr. Russell. Each of them is independent under SEC rules and NYSE listing standards applicable to audit committee members. Ms. Reed is the Chair of the Audit Committee. The Board has determined that Ms. Reed is an audit committee financial expert. The Audit Committee operates under a charter approved by the Board, which is posted on our website at mnk.com.

Governance and Compliance Committee	The Governance and Compliance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for election at the Annual General Meeting, developing and recommending to the Board our Corporate Governance Guidelines, taking a general leadership role in our corporate governance and assisting the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance and public policy issues that affect us. The Governance and Compliance Committee also reviews the succession planning process relating to the Chief Executive Officer. The members of the Governance and Compliance Committee are Mr. Carroll, Dr. Paya and Dr. Youngblood, each of whom is independent under NYSE listing standards. Mr. Carroll is the Chair of the Governance and Compliance Committee. The Governance and Compliance Committee operates under a charter approved by the Board, which is posted on our website at mnk.com.

Human Resources and Compensation Committee	The Human Resources and Compensation Committee reviews and approves compensation and benefits policies and objectives, determines whether our officers and employees are compensated according to those objectives and carries out the Board’s responsibilities relating to executive compensation. The current members of the Human Resources and Compensation Committee are Mr. Carlucci, Mr. Norton and Ms. Whitaker, each of whom is independent under NYSE listing standards applicable to compensation committee members. After the 2020 AGM and Mr. Carlucci is no longer serving as a director, Mr. Carroll will join the Human Resources and Compensation Committee. Mr. Norton is the Chair of the Human Resources and Compensation Committee. The Human Resources and Compensation Committee operates under a charter approved by the Board, which is posted on our website at mnk.com.

Portfolio Committee	The Portfolio Committee is appointed by the Board of Directors to assist in fulfilling its oversight responsibility by reviewing and monitoring major corporate actions including oversight of external business development and internal research and development investments and activities. The members of the Portfolio Committee are Dr. Paya, Mr. Carter and Mr. Russell, all of whom are independent under NYSE listing standards. Dr. Paya serves as the Chair of the Portfolio Committee. The Portfolio Committee operates under a charter approved by the Board, which is posted on our website at mnk.com.

In addition to the four standing committees, the Board established an ad hoc Strategic Review Committee in July 2019 to facilitate the Board’s evaluation of strategic alternatives with respect to the Company’s Specialty Generics business, including with regard to any potential bankruptcy filings, and to provide related direction and oversight to management. The members of the Strategic Review Committee are Mr. Russell (Chair), Mr. Carter, Ms. Whitaker and Mr. Youngblood.

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COMPENSATION OF NON-EMPLOYEE DIRECTORS

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The Board of Directors has approved a compensation structure for non-employee directors consisting of equity awards, an annual cash retainer and supplemental cash retainers. This compensation structure was determined in conjunction with the Governance and Compliance Committee, after reviewing data and analyses from the Governance and Compliance Committee’s independent compensation consultant, Willis Towers Watson (“WTW”).

Cash Retainers

Board members. The cash retainers are paid in quarterly installments at the end of each quarter. Directors joining the Board other than on the first day of a quarter receive a cash retainer pro-rated for the number of days served during their initial quarter of service. During fiscal 2019, the annual cash retainer for all directors was $100,000.

Committee Chairs. The Chair of the Audit Committee receives a supplemental annual cash retainer of $25,000. The Chair of the Human Resources and Compensation Committee receives a supplemental annual cash retainer of $20,000. The Chairs of the Governance and Compliance Committee and the Portfolio Committee each receive a supplemental annual cash retainer of $15,000.

Standing Committee Members. Each member of a standing committee (excluding committee chairs) receives a supplemental annual cash retainer of $5,000.

Ad Hoc Committee Participation. In February 2020, the Board determined that service on the Strategic Review Committee should be compensated starting in 2020, which each member receiving a supplemental annual cash retainer of $5,000, in line with other committee service compensation. No compensation was paid in relation to the Strategic Review Committee in 2019.

Non-Executive Chairman of the Board. Our non-executive Chairman receives a supplemental annual cash retainer of $50,000.

Equity Awards

Restricted Units. At the time of our 2019 Annual General Meeting, each non-employee director received an annual grant of restricted units with a value of $295,000. Additionally, our non-executive Chairman received, at the time of our 2019 Annual General Meeting, additional restricted units with a value of $112,000. The 2019 awards vest on the date of our 2020 Annual General Meeting.

New directors receive a pro-rated annual equity grant. A pro-rated annual equity grant will not be granted to any new director who commences service less than three months prior to the vesting date.

Other

Pursuant to our company-wide Matching Gift Program, we match employee and director contributions to charitable organizations up to $2,500. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board meetings, committee meetings and shareholder meetings. Directors are provided with chartered private or commercial aircraft in order to travel to and from such meetings.

Director Share Retention and Ownership Guidelines

As set forth in our Corporate Governance Guidelines, all non-employee directors are required to hold Mallinckrodt ordinary shares with a market value of at least five times the annual cash retainer. In determining a director’s ownership, shares held directly as well as shares underlying restricted units subject to time-based vesting (less a 40% tax assumption) are included. Shares underlying unexercised stock options are not included in the calculation. Until the required ownership level is achieved, the non-employee directors are required to retain net after tax shares received upon vesting of restricted units.

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COMPENSATION OF NON-EMPLOYEE DIRECTORS

The following table provides information concerning the compensation paid by us to each of our non-employee directors for the fiscal year ended December 27, 2019. Compensation for Mark C. Trudeau, our President and Chief Executive Officer, is shown in the Summary Compensation Table. Mr. Trudeau receives no additional compensation for his services as a director.

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
David R. Carlucci	120,000	295,000	—	415,000
J. Martin Carroll	121,896	295,000	—	416,896
Paul R. Carter	105,000	295,000	—	400,000
David Y. Norton	120,000	295,000	—	415,000
Carlos V. Paya, M.D. (3)	63,462	289,343	—	352,805
JoAnn A. Reed	125,000	295,000	—	420,000
Angus C. Russell	160,000	407,000	—	567,000
Anne C. Whitaker	105,000	295,000	—	400,000
Kneeland C. Youngblood, M.D.	106,896	295,000	2,500	404,396
Joseph A. Zaccagnino (4)	45,495	—	2,500	47,995

(1)

The amounts reported reflect the aggregate grant date fair value of restricted units granted in fiscal 2019, calculated in accordance with Accounting Standards Codification 718. The grant date fair value does not necessarily correspond to the actual value that will be recognized by each director, which will likely vary based on a number of factors, including our financial performance, stock price fluctuations and applicable vesting. As of December 27, 2019, Mr. Russell had 26,759 unvested restricted units outstanding, Dr. Paya had 31,349 unvested restricted units outstanding and each other current director listed in the table above had 19,396 unvested restricted units outstanding.

(2)	Reflects Company match of directors’ charitable contributions pursuant to Mallinckrodt’s Matching Gift Program.
(3)	Dr. Paya was elected to the Board on May 22, 2019.
(4)	Mr. Zaccagnino retired from the Board on May 15, 2019.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  17

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Our Named Executive Officers

For purposes of the Compensation Discussion and Analysis (“CD&A”) and executive compensation disclosures, the individuals listed below are referred to collectively as our named executive officers (“NEOs”).

•	Mark C. Trudeau, President and Chief Executive Officer.

•	Bryan Reasons, Executive Vice President and Chief Financial Officer.

•	George Kegler, Former Executive Vice President and Chief Financial Officer, Interim.

•	Mark Casey, Executive Vice President and Chief Legal Officer.

•	Hugh O’Neill, Executive Vice President and Chief Commercial Officer.

•	Steven J. Romano, M.D., Executive Vice President and Chief Scientific Officer.

In December 2018, Mr. Kegler took on interim responsibility as the Chief Financial Officer for the organization. Mr. Reasons was hired and took on the role of Chief Financial Officer in March 2019. Mr. Kegler retired from the organization in June 2019. In February 2020, Mr. O’Neill took on additional duties and as such his title was changed to Executive Vice President and Chief Commercial and Operations Officer.

2019 Company Performance

In 2019, the core operations of our business continued to perform well in the face of multiple headwinds as we executed against our four strategic priorities – (1) maximizing the value of the diversified, inline portfolio; (2) advancing further data generation and the pipeline; (3) completing the separation of the Specialty Generics business; and (4) executing disciplined capital allocation, with net debt reduction a primary focus. While we may not have achieved all of our goals for the year, in particular with regard to the Specialty Generics business due in large part to the challenges presented by the rapidly increasing number of lawsuits filed against the Company and certain of its subsidiaries related to the historic sales of prescription opioid medications (the “Opioid Litigation”), we were successful in driving forward towards our goal of becoming an innovation driven biopharmaceutical company focused on improving outcomes for underserved patients with severe and critical conditions in two primary segments – Autoimmune and Critical Care – adding value through clinical development and commercialization.

2019 Key Performance Highlights: You should refer to the more comprehensive discussions contained in our Annual Report on Form 10-K for the fiscal year ended December 27, 2019 for additional information about these highlights, which include:

•	Net sales of $3.163 billion, with strong performance across hospital products and the Specialty Generics segment, offset by declines in Acthar Gel.

•	Diluted loss per share of $11.88 in fiscal 2019; adjusted diluted earnings per share (EPS) of $8.88 in fiscal 2019, an increase of 10.9%.

•	Operating cash flow of $742.9 million and free cash flow of $609.9 million for the year.

•

Principal debt reduced by $733.9 million in fiscal 2019, with net debt reduced by $1.176 billion, reflecting strong cash generation, debt repurchased at a discount and the debt exchange offer completed in the fourth quarter.

•

The announcement of important clinical trial results showing the benefits of Acthar Gel in treating Rheumatoid Arthritis, relapsing Multiple Sclerosis and symptomatic Sarcoidosis, and the completion of enrollment in the phase 4 clinical trial in Lupus.

•	Successful outcomes in our phase 3 trials for terlipressin (for Hepatorenal Syndrome Type 1) and StrataGraft (for deep partial-thickness thermal burns), both of which are expected to launch in 2020.

The foregoing fiscal year 2019 highlights include non-GAAP financial measures. Appendix A to this proxy statement presents reconciliations to the most comparable GAAP financial measures and information about the reasons such non-GAAP financial measures are disclosed.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We recognize that the company is currently operating through a period of uncertainty resulting from a number of external factors; we further recognize that the strong operating performance of the company has not resulted in positive value creation for shareholders. With support from our external advisors, we continue to test the underlying principles of our compensation programs, and as a result of these ongoing efforts we believe the executive compensation practices put in place by our Board continue to play a key role in driving our short and long-term performance. These practices are designed to maximize long-term shareholder value and return. These practices reward performance when financial, operational and strategic performance goals are achieved that drive long-term value for our shareholders through the delivery of innovative clinical solutions to providers and diverse patient populations with unmet medical needs. Our compensation practices are heavily weighted toward long-term stock- based compensation (83% for our CEO and an average of 67% for our other NEOs) that aligns the long-term interests of executives with those of shareholders. As such actual realized compensation is higher when we over-perform and lower when we underperform. We expect our executives to be fully accountable in pursuing our short and long-term objectives, and have implemented policies and practices that provide appropriate checks and balances to ensure proper compliance and discourage excessive risk-taking behavior.

Management and the Board believe in and apply sound executive compensation practices to promote the alignment of all stakeholders:

What We Do

✓	Align to a peer group that reflects our business model

✓	Engage independent and expert compensation committee consultants

✓	Ensure the majority of compensation is at risk and paid on performance

✓	Link a substantial portion of total executive compensation to performance and shareholder value creation

✓	Establish challenging threshold performance goals and maximum performance goals that reflect stretch levels of performance

✓	Cap annual cash incentive and long-term performance unit payouts for corporate performance measures at 200% of the target award

✓	Allow for little overlap in performance metrics between annual and long-term incentives, with the exception of revenue which is a key strategic focus for the Company

✓	Include both relative and absolute performance metrics in our long-term performance units program

✓	Provide minimum vesting of three years on equity awards for executives

✓	Require robust stock ownership guidelines with retention requirement

✓	Require termination of employment in addition to a change in control for accelerated equity vesting (double trigger)

✓	Require non-competition, non-solicitation and confidentiality agreement for eligibility in severance and change in control plans

✓	Ensure freedom for Human Resources and Compensation Committee (“HRCC”) discretion to apply negative adjustments to incentive awards

✓	Have an executive compensation clawback policy that allows us to recover performance-based cash and equity incentive compensation paid to executives in various circumstances, including for misconduct

✓	Review annually our compensation programs and policies to ensure they do not encourage excessive risk-taking

✓	Conduct annual “say-on-pay” advisory votes

What We Don’t Do

×	Enter into long-term employment contracts with our executive officers (except as required outside the US)

×	Provide excessive executive perquisites

×	Reprice or exchange equity awards without shareholder approval

×	Allow hedging and pledging of Company securities

×	Provide change of control excise tax gross-ups

×	Provide any other tax gross-ups to our executives, with the exception of relocation expenses, limited business-related benefits or in connection with expatriate / international assignments

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

Our compensation philosophy provides a governance framework for our executive compensation practices. The HRCC in its process of governance applies sound judgment and discretion in the application of the following:

•	Compensation should strongly align the interests of executive officers with those of patients, employees and shareholders;

•	Compensation policies and practices should support effective governance;

•	Compensation should align management with the long-term financial interests of shareholders through the use of stock-based compensation and executive stock ownership;

•	The focus should be on total compensation opportunity (base salary, annual incentive compensation and long-term incentive compensation) with an explicit role for each element;

•	Compensation should be competitive, but not excessive, in order to attract and retain talented executive officers who can achieve our long-term strategic goals and create shareholder value;

•	Compensation earned should be aligned with Company performance and investor returns;

•	Compensation should reward corporate, group and individual performance to encourage collaboration and collective interests, while rewarding key contributors;

•	Compensation should support our business strategy in the areas of patient focus, customer focus, globalization, operational excellence and innovation, as well as our talent strategy;

•	The reward elements should be balanced, with an emphasis on performance-based compensation;

•	Compensation goals and practices should be transparent and easy to communicate, both internally and externally;

•	Goal setting is a key activity and should be conducted in a rigorous manner resulting in targets that reflect stretch, yet achievable, levels of performance; and

•	Pay programs and oversight of these programs should avoid excessive compensation risk that could adversely impact the Company.

2019 Compensation Program

The following table summarizes the three major elements of our executive compensation program and the objective of each element. They are designed to work together, and the HRCC views the executive compensation program as an integrated total compensation program. The overall value of compensation is competitively benchmarked to the pharmaceutical industry and with peer companies. The mix of compensation elements varies based on an executive’s position and responsibilities.

Element	Key Features	Objective
Base salary	Fixed cash compensation	Offer a stable income, intended to reflect the market value of the executive’s role, with differentiation for strategic significance, individual capability and experience

Annual incentive compensation

Market-competitive, performance-based cash bonus opportunity tied to achievement of Company and individual goals

Initial calculation for each executive’s annual cash incentive is based on performance versus pre-determined goals tied to financial performance measures. In addition, each executive’s individual performance can modify the amount received

Focus executives on pre-set patient, employee and shareholder value objectives each year and drive specific behaviors that foster short- and long-term growth and profitability

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COMPENSATION DISCUSSION AND ANALYSIS

Long-term incentive compensation

Awards of stock options, restricted units and performance units

Performance units may be earned from 0% to 200% of the target number of units, based on performance over a three-year performance period. For the fiscal 2019-2021 performance period, half of the performance units are based on our adjusted EBITDA Compound Annual Growth Rate, while the other half are based on our relative Total Shareholder Return (“TSR”) versus TSR performance of a peer group, in each case over the performance period. To the extent earned, performance units are delivered as ordinary shares after the end of the performance period

Stock options generally have ten-year terms and vest in four equal installments on each anniversary of the grant date

Restricted units generally vest in four equal installments on each anniversary of the grant date. Each unit is converted into one ordinary share at vesting

Align the interests of executives with the interests of shareholders in long-term growth and stock performance, reward executives for the achievement of multi-year performance objectives and shareholder value creation and promote retention

One-Time Retention Bonus

One-time cash-based retention bonus award to executives in November 2019

Subject to repayment prior to the 18-month anniversary of the grant date in the event the award recipient resigns, retires, voluntarily terminates employment or is terminated by the company for cause

Designed to stabilize the executive leadership team and reduce the possibility of further turnover, which would have resulted in the loss of expert knowledge, slowed momentum and could have injured the Company’s ability to navigate its critical challenges, including the Opioid Litigation

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COMPENSATION DISCUSSION AND ANALYSIS

The following charts illustrate, for fiscal 2019, the distribution of value among the three elements of direct compensation — base salary, target annual incentive compensation and target long-term incentive compensation — for our CEO and on average for the other NEOs. The long-term equity incentive component is based on the dollar value awarded by the HRCC before conversion to the various forms of equity awards — see “Fiscal 2019 Long- Term Incentive Compensation.” Of target total direct compensation, 92% of our CEO’s and, on average, 80% of the other NEOs’ was variable and at risk, either because it is subject to performance goals, the fluctuations of our stock price, or both.

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COMPENSATION DISCUSSION AND ANALYSIS

Our executive pay programs emphasize variable pay over fixed pay, long-term incentives over cash, and the stock price as a measure of performance. Our compensation programs provide a competitive pay opportunity with realized compensation having the potential to be above or below market based on performance. Long-term incentives constitute the bulk of our executives’ compensation. The chart below illustrates CEO realized pay compared to compensation reported in the Summary Compensation Table over the past three years. As evidenced below, our pay programs have a strong pay-for-performance alignment.

CEO Summary Compensation Table (“SCT”) Pay vs Realized Pay (1)

(1)	Realized pay is based on CEO W-2 statements for the 2019, 2018, and 2017 tax years. Non-equity incentives reported in Summary Compensation Table are reflected in the following tax year’s W-2.

We provide all employees, including our executive officers, with other benefits, consisting of retirement benefits (including both qualified and non-qualified defined contribution retirement plans), health and welfare benefits and an employee stock purchase plan (U.S. employees). In addition, our executive officers are provided with a double-trigger change in control, severance benefits, an executive physical program and an executive financial and tax planning program. These benefits are intended to be competitive with the practices of our peer companies and consistent with shareholder interests.

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COMPENSATION DISCUSSION AND ANALYSIS

Shareholder Engagement

It is and has been our practice for many years to engage with our investors on a routine basis as part of our investor relations program, during which the company’s executives, including the Chief Executive Officer, the Chief Financial Officer and the Chief Scientific Officer, regularly meet with investors at both public conferences as well as in private meetings. This more traditional engagement program has historically been focused on the financial side of our business, particularly on subjects such as financial and commercial performance, research and development efforts, corporate strategy, capital allocation, business development and the like.

In addition, since 2017 we have also instituted a parallel program of proactive shareholder engagement focused on corporate governance, social responsibility, executive compensation and other similar areas of interest. While not all investors are interested in discussing these topics, we believe that it is important for the Board and management to offer to broadly engage on these important topics and to be as responsive as possible to those who want to hold such conversations. Therefore, this engagement team consists of a broad representation of senior management allowing for flexibility in responding to the diverse interests of our shareholders, and includes the following as core members:

•	Ian Watkins, Executive Vice President and Chief Human Resources Officer

•	Mark Tyndall, Senior Vice President, Government Affairs and Chief Counsel, Litigation

•	Stephanie Miller, Vice President, Corporate Secretary and General Counsel, International

•	Sarah Neill, Vice President, Total Rewards

•	Dan Speciale, Vice President of Investor Relations and Investor Relations Officer

In addition, members of the Board of Directors have also participated in several of these discussions, in particular the Chairman of the Board, as well as the Chairs of our Governance and Compliance Committee and our Human Resources and Compensation Committee. On the whole, we are committed to continuing this broad scope of engagement with our shareholders across multiple channels, as we believe that solicitation and consideration of shareholder views is a critical component of driving long-term value for the Company.

2019 Shareholder Votes & Board’s Response

The proxy statement for our 2019 Annual General Meeting, which was held on May 15, 2019, included a number of important proposals that the Company asked shareholders to vote on, including the election of directors, the advisory vote on our fiscal 2018 executive compensation program that is commonly known as the “say-on-pay” proposal, and several corporate governance related proposals. In addition, there were also three proposals submitted by shareholders that were included in the proxy statement, all associated with on-going engagement the Company has had with a coalition of investors called the Investors for Opioid Accountability. Of these three proposals, the Board did not support two—the proposal requesting Mallinckrodt to adopt a policy to disclose whether it recouped any incentive compensation from any senior executive or caused a senior executive to forfeit an incentive compensation award under the Company’s Incentive Compensation Clawback Policy (the “Clawback Proposal”) and the proposal requesting Mallinckrodt prepare a report describing the corporate governance changes the Company has implemented since 2012 to more effectively monitor and manage financial and reputational risks related to the opioid crisis (the “Opioid Report Proposal”). However, the Board did support the third proposal, which requested Mallinckrodt prepare a report disclosing the Company’s direct and indirect lobbying activities and expenditures (the “Political Report Proposal”).

After the filing of our proxy statement on April 3, 2019, the two leading proxy advisory firms issued reports that included voting recommendations to Mallinckrodt shareholders, and for the second year in a row Glass Lewis recommended that shareholders support our say-on-pay proposal and ISS recommended against it. Specifically, Glass Lewis noted that actions taken by the Human Resources and Compensation Committee were moving the trajectory of the Company’s pay programs in the “right direction.” In contrast, ISS articulated four primary concerns related to our executive compensation programs: (1) a pay-for-performance misalignment; (2) specific feedback from shareholders regarding outreach on our executive compensation programs and practices was not disclosed; (3) performance targets for the annual incentive program in 2018 were lower than in 2017; and (4) the CEO received a sizable tax reimbursement. In response, on May 9, 2019, the Company filed a supplement to our proxy disclosure to provide context to address some of these concerns, including an analysis of realizable pay of the CEO and more detailed information on shareholder feedback and the Board’s related response.

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COMPENSATION DISCUSSION AND ANALYSIS

Prior to the date of the 2019 Annual General Meeting, we reached out to fifteen of our largest shareholders whom we know are generally willing to engage on matters included in the proxy statement (representing approximately 41% of our outstanding share ownership at that time), to proactively solicit their feedback on executive compensation. We offered to include David Carlucci, the then Chair of the Human Resources and Compensation Committee, in these conversations as well. The remaining approximately 38% of our shareholder base that we were able to track consisted of hedge funds and other such investors who do not typically engage on these matters.

After our outreach, only three of these shareholders took us up on the offer, representing approximately 17% of our outstanding shares at that time. Of these three, only one indicated that they were intending to vote against our say-on-pay proposal, noting that while they believed that some positive changes had been made to the executive compensation program, they were not satisfied with the program and did not believe enough changes had been made to the CEO’s compensation given the Company’s overall performance. In particular, this shareholder noted that they want to see more robust disclosure related to performance targets and that they believed that the CEO was compensated too highly in light of the Company’s decreasing stock price over time and the related losses that they had experienced as long-term shareholders. In the end, the say-on-pay proposal failed, with only 37% of shareholders voting in favor, which was clearly a disappointment.

As for the three proposals submitted by shareholders, the Clawback Proposal, the Opioid Report Proposal and the Political Report Proposal all passed, with approximately 53%, 70% and 79% of shareholders voting in favor, respectively. The following table details the Board’s response to these results:

Proposal	Board’s Response
Clawback Proposal	The Human Resources and Compensation Committee amended the Company’s Incentive Compensation Clawback Policy to include a provision requiring the Company to annually disclose the recoupment of any incentive compensation from senior executives undertaken in the previous fiscal year. Further detail on this policy can be found below under “—Compensation Recovery Policy.”

Opioid Report Proposal	The Board prepared a report describing its approach to oversight of opioid-related matters, which was released in March 2020 and can be found on our website at mnk.com.

Political Report Proposal	Mallinckrodt released its Political Engagement Report in June 2019 which covers the Company’s political and lobbying spending and related external engagements in calendar year 2018. A copy of this report can be found on our website at mnk.com.

Post-AGM Shareholder Outreach & Engagement

As part of our efforts to stay in regular contact with our long-term shareholders, the shareholder engagement team continued its outreach during the fall of 2019, in what is typically referred to as the “proxy off-season” for investment professionals focused on corporate governance, social responsibility, executive compensation and other similar matters. We focused on shareholders with holdings of approximately 0.3% of our ordinary shares or more (or approximately 250,000 shares per shareholder), which constituted about 76% of the total ordinary shares outstanding at that time. Due to the uncertainty in 2019 driven largely by the Opioid Litigation, there was significant volatility in our shareholder base over the course of the year, and by the time we commenced outreach in the autumn, approximately 47% of our outstanding shares were held by hedge funds and other such investors who do not typically engage on these matters and so it was not possible for us to connect with those twenty-eight shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS

As such, we were able to reach out to shareholders representing approximately 29% of the ordinary shares outstanding at that time, offering to schedule a meeting to discuss any questions those shareholders may have about our business, corporate governance, compensation, or any other topics. In particular, given the high visibility of the topic, we noted that we would be happy to answer questions related to the Opioid Litigation, to the extent that we could.

Of those eleven shareholders, three declined our offer outright, generally noting that they did not have any questions for us or otherwise did not see a need to have a discussion. These shareholders represented approximately 13% of our ordinary shares outstanding at the time. One of these very large holders had been quite engaged with us in the past, including on calls with the Chair of the HRCC, so we were rather surprised by their decision to decline the offer. Another four shareholders, representing approximately 7% of our ordinary shares outstanding at the time, did not respond in any way to our outreach.

Therefore, towards the end of 2019 and in early 2020 we held calls with four of our largest shareholders, which represented approximately 11% of the total ordinary shares outstanding at the time, and included Marty Carroll, the Chair of our Governance and Compliance Committee, to discuss various topics including the Board’s oversight of risk related to opioids. Of these four, we understand that two of them voted against our say-on-pay proposal last year, while the other two supported it. We also held calls with representatives from the proxy analysis side of both Glass Lewis and ISS.

The following table shows the foregoing level of engagement graphically, with the chart representing about 76% of the total ordinary shares outstanding during the course of these conversations, which includes all holders of approximately 250,000 shares or more.

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COMPENSATION DISCUSSION AND ANALYSIS

A variety of topics were discussed in these meetings, including the following:

Topics Discussed with Shareholders

Status of the Opioid Litigation

Board oversight of risks related to the sale of opioids and other business risks

The Board’s response to the three shareholder proposals submitted at the 2019 Annual General Meeting, including:

•	the planned publication of the Board’s report on its approach to oversight of opioid-related matters;

•	the amendment of our Incentive Compensation Clawback Policy; and

•	the publication of our 2019 Political Engagement Report, and related transparency regarding political and lobbying spending and related external engagements

Our approach to sustainability matters

Transparency in relation to disclosure of executive compensation decisions made by the HRCC

Magnitude of our CEO’s compensation as compared to other companies in our industry

Alignment of our NEO’s pay with the Company’s performance including the measurement of realized pay

Changes to our incentive compensation metrics over time and in conjunction with changes to our business

The use of relative TSR as a metric for compensation

The peer group used by the HRCC for executive compensation assessments

The dilutive effect of the use of equity in our incentive compensation programs

Whether or not stock options drive pay-for-performance alignment

Disclosure of detail on the performance measures used for performance share units

Reasons for one-time retention bonuses paid to NEOs in 2019

Oversight of CEO succession by the Board

Board diversity and refreshment

Impact of Shareholder Feedback

As noted above, the four calls that we had with shareholders covered a broad variety of topics, although conversations were strongly oriented towards issues related to opioids. Informed by these discussions as well as earlier engagements with shareholders, and along with the actions described above taken in response to shareholder proposals, we made the following changes to our compensation and governance practices in 2019 and early 2020:

•

Restructured Long-Term Incentive Plan to Mix of Cash and Equity for 2020: To address shareholder concerns regarding the dilutive effect of using equity in our compensation plans, the HRCC determined that awards under the 2020 long-term incentive plan will consist of (i) restricted units that will vest pro rata over a three year period and (ii) performance-based cash awards. Payouts pursuant to the performance-based cash awards are structured to function similarly to the performance share units that were issued in prior years, and will be based upon the Company’s achievement of adjusted EBITDA over three one-year performance periods (each representing 25% of the award) and the remaining 25% tied to the Company’s adjusted EBITDA over the cumulative three-year performance period, with all earned amounts vesting following the end of the three-year performance period. The mix of restricted units and performance-based

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COMPENSATION DISCUSSION AND ANALYSIS

cash awards will be determined based upon the Company’s stock price on the grant date, provided that the performance-based cash component will not be less than 50% of the total award value for the NEOs. In addition, the HRCC eliminated the use of stock options in 2020 due to the dilutive impact of such awards and to more appropriately balance pay-for-performance for the NEOs.

•

HRCC Used Discretion to Reduce Overall Bonus Pool Payout for NEOs from 110% to 100%: To address concerns regarding the misalignment of pay-for-performance for our NEOs, the HRCC decided to utilize its discretion to negatively modify the overall funding of the 2019 Global Bonus Plan down 10% to appropriately balance recognition of achievements over the course of the year with the company’s stock performance and the related impact to shareholders.

•

Kept CEO’s Target Compensation Frozen at 2018 Level: To address concerns regarding the level at which our CEO is compensated, his target compensation levels did not increase from 2018 to 2019, and remain unchanged for 2020.

•

Reduced CEO’s Long-Term Incentive Award in 2020: To address concerns regarding the level at which our CEO is compensated, for the second year in a row the HRCC determined that his long-term incentive award in 2020 would be 13% below target.

•

Removed Relative TSR as a Compensation Metric: To address concerns that relative TSR was not an appropriate measurement because it did not align to long-term performance, the HRCC decided to no longer use that measure but instead to use adjusted EBITDA over a three-year period as it realigned the long-term incentive plan as described above.

•

Shift in Metrics for Annual Bonus Plan to Focus on Core Business Metrics: To address concerns regarding the misalignment of pay-for-performance for our NEOs, the HRCC changed the metrics for the 2020 Global Bonus Plan to align more closely with the need to drive near-term success related to the operation of our business and, in particular, to drive launch success to demonstrate future revenue growth. These new metrics in 2020 are operating cash flow (weighted at 60%), net sales revenue (weighted at 25%) and an operational metric related to successful launch execution (weighted at 15%).

•

Additional Transparency in Proxy Statement: Shareholders encouraged us to be as transparent as possible in our compensation and governance disclosures, so this year we added an analysis of CEO realized pay for the past three years, comparing amounts described in the Summary Compensation Table to amounts reported in the CEO’s annual tax statements to demonstrate that our executive pay program very much aligns pay with performance.

•

Established Strategic Review Committee: As the year progressed and the Opioid Litigation became a primary focus of our shareholders, in order to more nimbly and quickly address rapid developments, the Board created an ad hoc committee to facilitate the Board’s evaluation of strategic alternatives with respect to the Company’s Specialty Generics business, including with regard to any potential bankruptcy filings, and to provide related direction and oversight to management.

•

Rotated Committee Chair Positions: We made several changes to the leadership of our Board Committees this year, which is responsive to comments we heard from shareholders regarding the importance of keeping directors engaged across all aspects of our business. Mr. Carroll is now chair of the newly formed Governance and Compliance Committee, Mr. Norton now chairs the Human Resources and Compensation Committee, and our newest director, Dr. Paya, is now the Chair of our Portfolio Committee.

•

Committed to Expansion of Corporate Social Responsibility Reporting: As noted above, the Board supported the Political Report Proposal and the Company released its Political Engagement Report in June 2019 covering political and lobbying spending and related external engagements. In our calls with shareholders, we have also committed to expanding that report over time to include broader disclosures related to matters of Corporate Social Responsibility, including related to patient engagement, environmental matters, diversity and inclusion, and quality and supply chain matters. In addition, in 2020 we have instituted a corporate level goal to develop our Corporate Social Responsibility strategy as part of strengthening our foundation going forward.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Decision-Making

Role of the HRCC and Management.

The HRCC makes all decisions regarding senior management compensation, which includes our NEOs and certain other senior officers. The HRCC reviews our executive compensation policies, practices and plans on an ongoing basis to determine whether they are consistent with our compensation philosophy and objectives, and whether they need to be modified in light of changes in our business or the market in general. The HRCC meets periodically with management to review compensation policies and specific levels of compensation paid to officers and other key personnel and approves compensation and programs for executive officers other than our CEO. The HRCC reports to the Board on compensation paid to officers and other key personnel and makes recommendations to the Board regarding CEO compensation policies and programs. In addition, our CEO makes recommendations to the HRCC regarding salary adjustments and the setting of annual and long-term incentive targets and awards for executive officers other than himself, including the other NEOs.

In determining the compensation of an executive officer, the HRCC considers various factors, including:

•	Company, business unit and individual performance;

•	Market data on compensation opportunities of officers with similar responsibilities at comparable companies;

•	The officer’s current and future responsibilities and potential contribution to our performance;

•	Retention considerations; and

•	Compensation levels of our executives with similar levels of responsibility (“internal equity”).

Role of the Compensation Consultant.

The HRCC utilizes the services of independent compensation consultants from time to time and has the sole authority to retain, compensate and terminate any such compensation consultants. During fiscal year 2019, WTW served as independent compensation consultant to the HRCC, compensation paid to WTW for these services totaled approximately $435,923. WTW reports directly to the HRCC, and within their scope of services WTW reviews HRCC materials, attends HRCC meetings, reviews our peer group and competitive positioning of individual executives versus market, assists the HRCC with program design, provides advice to the HRCC as compensation issues arise and provides recommendations on certain specific aspects of our compensation programs. The HRCC assessed the independence of WTW and determined that WTW is independent and that no conflicts of interest exist currently or existed during fiscal 2019. WTW also has been retained by the Governance and Compliance Committee as its independent compensation consultant in all matters relating to non-employee director compensation.

Like many industries, the Human Resource Consulting and Advisory Services industry has and continues to experience significant consolidation. As a result, Mallinckrodt has maintained relationships with parts of the legacy organizations that now form WTW. During fiscal 2019, in addition to the Board retaining WTW to provide services to the HRCC, Mallinckrodt management engaged WTW to provide services relating to the strategy and governance of our health and welfare programs and retirement programs. Total fees in relation to work in health and welfare and retirement during fiscal 2019 were approximately $274,281. In addition, we participate in a number of WTW general compensation surveys and purchase subsequent U.S. and international compensation reports. In fiscal 2019, our expenditure for these products was approximately $30,826. We also began, in late 2018, a one-time engagement with WTW to refine our broad-based employee total rewards strategy to include conducting an employee survey and benchmarking the competitiveness of our program offering and reward levels for all employees. In 2019, the fees for this project were $311,713. This project concluded in August 2019.

Peer Group Determination.

When reviewing compensation programs for the executive officers, the HRCC considers the compensation practices of a group of companies of reasonably similar size and that may be in competition with us for talent. Given the rapidly changing business landscape of the pharmaceutical industry, including consolidations, it is important to maintain a current view of peer competitors. The HRCC periodically reviews the peer group and approves changes, based on an established set of criteria and the recommendation of WTW. In September 2018, the HRCC approved a peer group that included the 16 companies listed below for fiscal 2019. The specific companies were selected using objective size criteria, in a range that we believe is appropriate for benchmarking executive compensation. We believe the peer group includes companies with which we compete for business, executive talent and/or investment dollars.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table sets forth the peer group companies approved by the HRCC for use in the fiscal 2019 competitive analysis of executive compensation:

Alexion Pharmaceuticals, Inc.

Alkermes plc

Amneal Pharmaceuticals

BioMarin Pharmaceutical Inc.

Bausch Health Companies

Catalent, Inc.

CSL Limited

Endo International plc

Horizon Pharma plc

Incyte Corp

Jazz Pharmaceuticals plc

Perrigo Company plc

Regeneron Pharmaceuticals, Inc.

United Therapeutics Corporation

Vertex Pharmaceuticals Inc.

Zoetis Inc.

In selecting the peer group, the HRCC considered revenue and market capitalization, in addition to business similarity and our market for executive talent. Summary information is provided below in terms of revenue and market capitalization for the fiscal 2019 peer group at the time the fiscal 2019 peer group was approved by the HRCC (which was based on publicly available information as of August 31, 2018):

	Revenue for the Last Twelve Months ($ Millions)	Market Capitalization ($ Millions)
75th Percentile	$4,644	$20,007
Median	$2,543	$9,184
25th Percentile	$1,657	$6,125
Mallinckrodt	$2,484	$2,928
Mallinckrodt Percentile	48%	Lowest

In September 2019, the HRCC, with the assistance of WTW, analyzed the Company’s peer group to determine whether it should be revised. After reviewing the current peer group and other potential peer companies, the HRCC decided to make no changes to the peer group for 2020.

The HRCC also reviews compensation data from life sciences and general industry surveys provided by AON Radford and WTW.

30  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2019 Executive Compensation Decisions

The HRCC took many factors into account in making compensation decisions in fiscal year 2019. The HRCC process started with the full Board’s review of the Company’s strategy, progress against the stated transformation goals toward becoming a specialty branded pharmaceutical company, operating performance in prior years and performance goals for the coming fiscal year. In addition, with support from WTW, the HRCC looked at the potential impact of current and emerging external factors such as the dynamic competitive landscape for executive talent, a review of compensation data and market trends from the peer group and external surveys. Finally, the HRCC weighed internal factors specific to Mallinckrodt such as executive tenure and experience, role and individual performance.

In considering fiscal 2019, the HRCC recognized the progress against the strategy and the transformation of the portfolio, as well as many external factors that included changing market dynamics specific to the generics industry, drug pricing, payer and provider behavior and public policy. As always, actions taken by the HRCC considered the Company’s operating plan for fiscal 2019 and the then-current share price; furthermore, these actions were aligned to our compensation philosophy and as such aimed to align management and shareholder interests through competitive performance-based compensation that attracted, motivated and retained important talent.

The HRCC approved certain increases in base salary, target bonus levels and long-term incentive targets to reflect market competitive pay, individual capability, tenure and experience and the nature and complexity of individual roles within the business.

Base Salary

The HRCC evaluates base salaries annually as well as upon a promotion or other change in job responsibility to determine if increases are appropriate. The HRCC, based in part upon the recommendation of our CEO and considering each NEO’s level of responsibility and experience, as well as market data for similar positions at companies in our peer group and issues of pay equity, approved the base salary increases detailed in the table below. It is important to note that, in consultation with the HRCC and WTW, the Board froze the base salary for Mr. Trudeau in consideration of recent company performance. In addition, base salaries for Bryan Reasons and Steven Romano were unchanged during fiscal 2019. Mr. Casey was provided salary increases to move his salary closer to the market median salary. Mr. O’Neill was provided a salary increase in recognition of taking on additional responsibilities.

NEO Annual Base Salaries and Adjustments During Fiscal 2019
	Initial Salary	Ending Salary	Change
Mark Trudeau	$1,050,000	$1,050,000	$0 / 0%
Bryan Reasons	$550,000	$550,000	$0 / 0%
George Kegler(1)	$440,000	N/A	N/A
Mark Casey(2)	$510,000	$600,000	$90,000 / 17.6%
Hugh O’Neill(3)	$550,000	$575,000	$25,000 / 4.5%
Steven Romano, M.D.	$620,000	$620,000	$0 / 0%

(1)	Mr. Kegler retired from the organization in June 2019.
(2)	Reflects two adjustments during the course of 2019: an annual salary increase of 7.8% effective April 1, 2019 and a market adjustment $50,000 on August 12, 2019.
(3)	Market adjustment effective April 1, 2019 due to an increase in responsibilities.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  31

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2019 Annual Incentive Awards

During fiscal 2019, each NEO participated in the 2019 Global Bonus Plan which is a component of our Stock and Incentive Plan. For fiscal 2019, the HRCC determined the amount payable to our CEO under the 2019 Global Bonus Plan using the following formula:

Individual Annual Incentive Target	×	Individual Funding based on Company Performance	×	Individual Performance Multiplier (0 to 150%)	=	Final 2019 Global Bonus Plan Amount to CEO

For fiscal 2019, the HRCC determined the following formula would be utilized to calculate the amount payable to each NEO (other than our CEO) under the 2019 Global Bonus Plan:

Individual Annual Incentive Target	×	Assess Achievement Against Performance Targets adjusted up or down (0-200% of target)	×	Individual Performance Multiplier (0 to 150%)	=	Final 2019 Global Bonus Plan Amount to Individual NEO

The HRCC established award targets for each of our NEOs under the 2019 Global Bonus Plan as a percentage of their base salary, detailed in the table below. Based on the assessment of our audited performance, the HRCC may adjust the bonus factor up or down under the maximum determined by our plan. Based on individual performance as recommended by our CEO and determined by the HRCC, individual awards were granted.

2019 Global Bonus Plan Target as a % of Salary
Mark Trudeau	125%
Bryan Reasons	60%
George Kegler	60%
Mark Casey	65%
Hugh O’Neill	65%
Steven Romano, M.D.	65%

Performance Measures. For the 2019 Global Bonus Plan, corporate performance measures were the primary basis for assessing performance. For executive officers other than our CEO, the CEO recommends individual payouts based on individual targets, corporate performance and individual performance. The HRCC reviews the CEO’s recommendations and approves final payouts. For fiscal year 2019, the corporate performance measures were based upon adjusted earnings per share, or adjusted EPS, net sales revenue and free cash flow. The HRCC believes these measures are key drivers of longer term value creation and key indicators of the current and future strength of our business.

•

Adjusted EPS is defined as diluted earnings per share calculated in accordance with GAAP, as adjusted for certain items and their related tax effects. Adjusted EPS is an important measure because it provides a focus on profitable growth and expense control, and is viewed as a strong indicator of sustained performance over the long term.

•

Net sales revenue represents net sales calculated in accordance with GAAP, as adjusted for certain items. Net sales revenue is an important measure because it is a leading indicator of performance and value creation and provides a clear focus on top-line growth.

•

Free cash flow is defined as cash flow from operating activities less net capital expenditures, both calculated in accordance with GAAP, as adjusted for the impacts to operating cash flows from certain items. Free cash flow is an important measure because it provides focus on generating cash to fund operations and research, focuses executives on expense control and is expected to lead to long-term shareholder value creation.

32  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The weighted average funding for the 2019 Global Bonus Plan could range from 0% to 200% of target based upon our performance against these measures. The HRCC maintains discretionary authority to further modify the funding, both negatively and positively.

The performance measures were set in relation to our annual budget for the entire enterprise as approved by the Board of Directors. In years past, these amounts have reflected changes to the business driven by divestitures and other proposed transactions, such as the proposed spin-off of the Specialty Generics business that had to be postponed in August 2019. Due to the fact that this part of our business was reported as discontinued operations in our 2018 financials, related financial information was not included in the 2018 Corporate Performance Measures. However, since we were unable to divest of that business it was brought back into our current operations for reporting purposes in 2019, and therefore was included in the 2019 Corporate Performance Measures detailed below.

The following chart summarizes the 2019 Global Bonus Plan design with respect to the corporate performance measures, including the relative weighting, performance targets, actual results and weighted average funding for our NEOs.

2019 Corporate Performance Measures (Applicable to all NEOs)
Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Fiscal 2019 Results(1)	Weighted Average Funding
Adjusted EPS	50%	$6.96	$8.19	$9.41	$8.93	80%
Net Sales Revenue (in millions)	30%	$3,120	$3,284	$3,448	$3,124	15%
Free Cash Flow (in millions)	20%	$585	$650	$715	$610	15%

						110.0%

The performance measures used for compensation purposes include non-GAAP financial measures which exclude the effects of certain items which the HRCC believes do not represent ongoing operating results and/or business trends. The categories of these items include: restructuring and related charges, net; amortization and impairment charges; acquisition-related expenses; changes in fair value of contingent consideration obligations; inventory step-up expenses; certain costs incurred in connection with actions taken as part of our ongoing transformation to become an innovation-driven specialty pharmaceuticals growth company; tax impact of legal entity reorganization; and other items identified by the company as referenced in the Company’s non-GAAP measures table included in the Current Report on Form 8-K filed February 25, 2020.

In addition, the HRCC also determined it was appropriate to exclude amounts related to businesses that were divested during fiscal year 2019 as well as the foreign exchange rates used in our fiscal year 2019 budget, which amounted to a difference of $.05 per share for the Adjusted EPS measure in 2019 ($8.93 as compared to $8.88), and a difference of $39 million for the Net Sales Revenue measure in 2019 ($3,124 million as compared to $3,163 million), each as we reported in our earnings release filed with the Current Report on Form 8-K filed February 25, 2020. Please see additional disclosures related to our use of non-GAAP measures in Appendix A.

Strategic Imperatives. In addition to performance against financial measures, the HRCC also considers performance that supported the accomplishment of strategic imperatives, and has the ability to adjust the overall size of the executive bonuses, both negatively and positively. This allows the HRCC to decrease the size of the executive bonuses if, in the HRCC’s opinion, such amounts are not appropriately earned or should not be paid or to reflect individual differentiation when financial performance is at or near maximum.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  33

COMPENSATION DISCUSSION AND ANALYSIS

The key strategic imperatives considered for fiscal 2019 are listed below, along with the results reviewed by the HRCC:

Full Year Results
Strategic Imperatives	Fiscal 2019 Imperatives	Results
Maximize Growth	Improve patient access Deliver Acthar & INOmax goals Grow net sales and EPS

Overall rating – Partially Achieved

•   Overall net sales declined (2%), primarily due to continued pressure on Acthar.

•   Acthar did not meet overall sales goal for the year.

•   Hospital products achieved 8% overall growth in 2019: Ofirmev (10%), INOmax (7%) and Therakos (7%). This is inclusive of 5% growth in international markets for the year.

•   The Specialty Generics business returned to growth (2%). EBITDA goals were exceeded for Specialty Generics.

•   Focused management of Operating Expense (“Opex”) and deleveraging has offset net sales declines to drive EPS growth above expectations.

•   INOmax contract renewals exceeded goal for the year.

•   Strategic execution of our capital allocation plan, including a reduction of overall company debt by $733 million in the calendar year and net debt by roughly $1 billion, representing over $16 million in annualized interest savings. Additionally, through the debt exchange we were able to obtain maturity extensions on a total of $706 million worth of fixed rate debt to April 2025.

•   Although revenue targets were met, Therakos expansion fell short of the 2019 goal for new device placement.

Enhance the Portfolio	Focus BD&L to align with strategic vision Achieve milestones for late stage assets Mitigate risk in the portfolio

Overall rating – Achieved

•   Entered a development and commercialization collaboration agreement with Silence Therapeutics, giving the Company access to innovative RNAi technology platform.

•   Entered research collaboration with Transimmune AG to further study of next-generation photopheresis systems.

•   Both StrataGraft and Terlipressin achieved favorable clinical trial results and are pending FDA submission.

•   We completed the divestiture of non-core businesses. Both BioVectra and Synacthen transactions were successfully executed this year.

•   Market pressures resulted in delaying the separation from the Specialty Generics business.

Drive Value	Prepare for future launches Embrace digital innovation opportunities Maximize product life cycles

Overall rating – Achieved

•   Preparations underway for FDA registration for terlipressin in early 2020 with an anticipated 3Q20 launch. StrataGraft BLA submission planned in 2Q20, with an anticipated 4Q20 launch.

•   The expansion of the Operations and Manufacturing facility for StrataGraft was completed to ensure robust product supply upon launch.

•   Continued progress with the modernization of Acthar with data generation in two key areas (Rheumatoid Arthritis (“RA”) and MS relapse), with demonstrated impact to new prescriptions by the end of the year.

Build a High Performing Organization	Attract, develop and engage our talent Enhance effectiveness through differentiating capabilities

Overall rating – Achieved

•   Through focused attention on diversity in recruiting, we have seen a 6% improvement in racial diversity in our workforce.

•   We continue to engage with and develop our Senior Leadership Council through the Leadership Development Program. We have increased both the frequency and level of engagement with this group of leaders to drive consistent communications across the organization.

•   We continue to progress our core capabilities. We have developed a best in class patient services capability, which has differentiated us and improved patient access.

•   Our Product Launch Execution capability continues to mature and embed into our culture as we adopt and utilize the launch readiness tools in anticipation of launching terlipressin and StrataGraft.

•   We have achieved proficiency in the Efficient Operations capability, as demonstrated by exceeding our SG&A goals and enhancing our operational model. We continue to leverage our Opex capabilities as we redesign our operating model with a focus on flexibility and efficiency, driven by technology.

34  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

With respect to individual NEO performance modification recommendations the HRCC considered the following:

NEO	Individual Goal Achievement
Bryan Reasons

•   Developed and executed on capital allocation strategy, reducing the Company’s overall debt in excess of $1 billion

•   Executed debt exchange program

•   Partnered with Chief Legal Officer to develop and negotiate Litigation Settlement framework

•   Completed structured orientation into the company

Mark Casey

•   Led response to Opioid Litigation leading to negotiated Litigation Settlement framework

•   Managed all litigation matters

•   Acted as a key internal strategic advisor to the CEO on generics separation process

•   Restructured legal function

Hugh O’Neill

•   Sales performance marginally below target in the face of a year of uncertainty for the organization

•   Led launch readiness activities for phase 3 pipeline assets

•   Added key talent to the Commercial organization

•   Co-led development of international growth strategy

Steven Romano, M.D.

•   Led the completion of two phase 3 clinical development programs

•   Achieved positive life-cycle management programs for major in-line brands – Acthar RA and MS registry, Inomax premature registry, Therakos pediatric aGvHD

•   Progressed next generation device development initiatives to key milestones

•   Led efforts to strengthen critical functional capabilities and strengthen talent

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  35

COMPENSATION DISCUSSION AND ANALYSIS

Taking into account the progress on strategic imperatives and the challenges that faced the business in 2019, the HRCC determined to apply downward discretion on the 2019 bonus pool, funding it at 100%, and reserving an additional 10% to recognize high performers. The HRCC reviewed preliminary payout calculations for each NEO based on the performance measures. It also received input from our CEO on the NEOs (other than our CEO). The HRCC determined the amount of the actual payout taking into account the factors described above in order to align the final payout more closely with our financial performance and available pool funding. For our CEO, the Board determined that a payout at the 100% level of performance was appropriate. Mr. Kegler did not receive an annual bonus as he retired in June 2019.

	Target and Performance Multiplier				Individual Modifier				Final 2019 Global Bonus Plan Payout
	Target Bonus Opportunity	x	Multiplier	=	Preliminary Payout	x	Multiplier
Mark Trudeau	$1,312,500	x	100%	=	$1,312,500	x	100%	=	$1,312,500
Bryan Reasons	$330,000		100%		$330,000		110%		$284,217	(1)
George Kegler	N/A
Mark Casey	$390,000		100%		$390,000		120%		$468,000
Hugh O’Neill	$373,750		100%		$373,750		90%		$336,375
Steven Romano, M.D.	$403,000		100%		$403,000		100%		$403,000

(1)	Mr. Reasons’ bonus in 2019 was prorated to reflect his start date of March 18, 2019.

Fiscal 2019 Equity Grants

For fiscal 2019, our long-term incentive compensation program consisted of our annual equity grant under our Stock and Incentive Plan. For all NEOs except for Mr. Trudeau, the annual equity grant consisted of a mix of performance units (weighted 40%), non-qualified stock options (weighted 40%) and restricted units (weighted 20%). Mr. Trudeau’s annual equity grant consisted of a mix of performance units (weighted 50%) and non-qualified stock options (weighted 50%). The table below sets forth the target award opportunities with respect to long-term incentive compensation for equity grants made during fiscal 2019. Mr. Kegler did not receive equity in 2019 as he was planning to retire in June 2019.

Target Award Opportunities
Name	2019 Target Award Opportunity ($)	2019 Actual Award ($)	Target Performance Units ($)	Stock Options ($)	Restricted Units ($)
Mark Trudeau	11,500,000	10,000,000	5,000,000	5,000,000	0
Bryan Reasons	1,760,000	1,400,000	560,000	560,000	280,000
George Kegler	N/A
Mark Casey	1,900,000	1,900,000	760,000	760,000	380,000
Hugh O’Neill	2,500,000	2,500,000	1,000,000	1,000,000	500,000
Steven Romano, M.D.	2,500,000	2,500,000	1,000,000	1,000,000	500,000

Performance units. We grant performance units to create incentives for executives to achieve long-term performance goals aligned with our multi-year business strategies. Performance units represent unissued ordinary shares; we do not issue ordinary shares until the applicable performance-based vesting requirements are satisfied. The vesting requirements for performance units granted to NEOs during fiscal 2019 are based upon earnings before interest tax depreciation and amortization compound annual growth rate (“EBITDA CAGR”) and relative TSR, each weighted at 50%, over a three-year performance period (fiscal 2019 to fiscal 2021).

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COMPENSATION DISCUSSION AND ANALYSIS

•

EBITDA CAGR for the Company will be calculated for fiscal 2019 - fiscal 2021 (December 29, 2018 - December 31, 2021) and may be adjusted to exclude the impact of both acquisitions and divestitures during the performance period.

•

Relative TSR means our total shareholder return as compared to the S&P 1500 Pharmaceutical Index. This group of companies is broader than the peer group of companies used for competitive comparisons of executive compensation, and it includes some companies that are much larger or much smaller than Mallinckrodt. The HRCC believes that use of a larger comparison group for measuring our TSR better reflects our market performance against the broad industry, even though some of the companies in the performance group would not be reasonable comparators for the compensation peer group because of extreme differences in size. The HRCC periodically reviews our TSR comparison group and approves changes, based on the recommendation of WTW. The relative TSR measure provides a “total picture” of our performance and will balance the achievement of absolute internal goals (EBITDA CAGR) with relative performance against an index in a measure that is directly linked with long-term shareholder value creation.

Non-qualified stock options. We grant stock options to create incentives for our executives to take actions and make decisions that align with long-term shareholder value and stock price growth. Non-qualified stock options generally permit a NEO to purchase ordinary shares at a per-share exercise price equal to the fair market value of ordinary shares on the date of grant. Fair market value is equal to the closing price of ordinary shares as reported on the NYSE on the grant date. Options granted to NEOs during fiscal 2019 as part of the annual equity grant ordinarily have a 10 year term and vest one-quarter annually beginning on the first anniversary of the grant date.

Restricted units. We grant restricted units to align the interests of management and shareholders and to promote retention of key talent over the vesting period. Restricted units represent unissued ordinary shares; we do not issue ordinary shares until the applicable vesting requirements are satisfied. When the vesting requirements are satisfied, the executive receives ordinary shares without restriction. Restricted units granted to NEOs during fiscal 2019 vest one-quarter annually beginning on the first anniversary of the grant date.

The HRCC, with input from our CEO for the other NEOs, in consideration of each NEO’s level of responsibility and market data for similar positions at companies in our peer group sets long-term incentive grant value targets as percentages of base salary. For fiscal 2019, the target levels for Mr. O’Neill, and Mr. Casey were increased to reflect levels of responsibility and market data for similar positions in our peer group. Mr. Trudeau’s 2019 equity award was reduced from target by 13% in consideration of company performance. The 2019 grant values were then converted to equity amounts based on grant-date fair values. By using this value approach, the number of stock options, restricted units and performance units will vary from year to year based on, among other things, our share price at the time of grant, even though the awards may have the same dollar value under the valuation methodologies.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  37

COMPENSATION DISCUSSION AND ANALYSIS

The following table sets forth the target long-term incentive compensation grant value for the fiscal 2019 equity awards, along with the target number of performance units, and the number of stock options and restricted units granted to each NEO except for Mr. Trudeau, reflective of the 40%, 40% and 20% weighting, respectively, described above. Mr. Trudeau’s equity awards were weighted across performance units and stock options, each at 50%. Mr. Kegler did not receive equity in 2019 as he was planning to retire in June 2019.

Fiscal 2019 Long-Term Incentive Compensation
Name	Target ($)	Target Number of Performance Units (#)	Number of Stock Options (#)	Number of Restricted Units (#)
Mark Trudeau	10,000,000	189,129	514,002	—
Bryan Reasons	1,400,000	21,183	57,569	12,579
George Kegler	—	—	—	—
Mark Casey	1,900,000	28,748	78,129	17,071
Hugh O’Neill	2,500,000	37,826	102,801	22,462
Steven Romano, M.D.	2,500,000	37,826	102,801	22,462

Fiscal 2017 Performance Share Awards Results

The following table shows results for the three year period of the fiscal 2017 Performance Share Awards which was completed on December 27, 2019. The performance measures, each 50% weighted, were Net Revenue compound annual growth rate (CAGR) and Relative Total Return to Shareholders. Net Revenue CAGR represents the compounded annual growth rate in Net Sales Revenue over a 3-year performance period for products in the portfolio at the beginning and end of the performance period. The baseline (i.e., start of performance period) and ending (i.e., at end of performance period) Net Sales Revenue may be adjusted to exclude acquisitions and divestitures during the performance period.

Fiscal 2017 Performance Share Awards Results
Financial Objectives	Threshold (50% Awarded)	Target (100% Awarded)	Maximum (200% Awarded)	Performance Result	Payout %
Net Revenue CAGR (50% weight) (1)	7.4%	8.2%	9.8%	-0.5%	0%
Relative Total Return to Shareholders (50% weight)	25th Percentile	50th Percentile (Median)	75th Percentile	2nd Percentile	0%

(1)

Net Revenue Compound Annual Growth Rate (Net Revenue CAGR) represents the compounded annual growth rate in Net Sales Revenue over a 3 year performance period. The baseline (i.e., start of performance period) and ending (i.e., at end of performance period) Net Sales Revenue may be adjusted to exclude acquisitions and divestitures during the performance period.

The following table shows target shares granted and shares that will pay out based on performance results. The HRCC determined that the Net Revenue CAGR was -.05% which resulted in a payout of 0% of target with respect to that portion of the award. The HRCC received external certification from AON Radford for Total Return to Shareholder results compared to the predetermined peer group, which showed that Mallinckrodt’s Relative Total Return to Shareholders ranked at the 2nd percentile, or below the minimum threshold, resulting in no payout with respect to that portion of the award. The 2017 Performance Share Awards ended up paying out at 0% of target as reflected in the table below. Mr. Reasons and Mr. Casey were not employed by Mallinckrodt at the date of issuance.

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COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2017 Performance Share Awards Grants and Payouts
Name	Grant Value ($) (1)	Shares Granted (#)	Shares Earned (#)	Realized Value ($)
Mark Trudeau	4,600,000	76,681	0	0
Bryan Reasons	N/A	N/A	—	—
George Kegler	43,750	730	0	0
Mark Casey	N/A	N/A	—	—
Hugh O’Neill	2,000,000	33,342	0	0
Steven Romano, M.D.	2,200,000	36,676	0	0

(1)	On the date of grant, the closing sales price per share of our ordinary shares as reported on the NYSE was $51.73. Includes a special one-time performance grant for Mr. Romano and Mr. O’Neill.

2019 Executive Retention Bonus Program

In November 2019, the HRCC approved an Executive Retention Bonus Program (ERBP) for specified employees including the NEOs, and the Board approved an ERBP for the CEO. The ERBP provided a cash-based retention bonus award to specified employees of the Company. The HRCC considered the challenges facing the company including the Opioid Litigation, and both the Board and the HRCC believed it critical to stabilize the executive leadership team and reduce the possibility of further turnover during a critical time at the Company. Further turnover would have resulted in the loss of expert knowledge, slowed momentum and could have injured the Company’s ability to navigate the challenges, including the Opioid Litigation, and bring pipeline products to market. The HRCC consulted independent advisors on approaches utilized by other companies facing similar uncertainties for retention of executives in developing the form and value of the ERBP. The HRCC (and the Board with regard to the CEO) approved awards under the 2019 ERBP for the NEOs in the following amounts.

2019 Executive Retention Bonuses
Mark Trudeau	$1,575,000
Bryan Reasons	$825,000
Mark Casey	$900,000
Hugh O’Neill	$862,500
Steven Romano, M.D.	$930,000

Awards under the ERBP, are subject to repayment prior to the 18-month anniversary of the grant date in the event the award recipient resigns, retires, voluntarily terminates employment or is terminated by the company for cause.

Other Benefits

We provide NEOs the same benefits that are provided to all employees, including defined contribution retirement benefits, health and welfare benefits and an employee stock purchase plan. In addition, our executive officers are provided with certain additional benefits, intended to be competitive with the practices of our peer companies.

Retirement Benefits. The NEOs are eligible to participate in our Retirement Savings and Investment Plan (“Mallinckrodt Retirement Savings Plan”), which is our 401(k) plan available to all eligible U.S. employees, and our Supplemental Savings and Retirement Plan (“Mallinckrodt Supplemental Savings Plan”), our non-qualified deferred compensation plan in which executive officers and other senior employees may participate. The Mallinckrodt Supplemental Savings Plan is a so-called “excess” plan that extends the 401(k) benefits beyond the Code limitations. For more information regarding the Mallinckrodt Supplemental Savings Plan, see “Executive Compensation Tables — Non-Qualified Deferred Compensation.”

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  39

COMPENSATION DISCUSSION AND ANALYSIS

International Assignment Benefits. We ensure that employees who are sent on an assignment outside of their home country are subject to substantially the same income tax liability as they would have paid in the U.S. pursuant to our tax equalization program. Each such employee is responsible for a theoretical U.S. income tax liability based on an estimate of his or her anticipated U.S. income tax liability, and we are responsible for any home country and assignment country taxes in excess of that amount. We deduct hypothetical income taxes from the employee’s compensation during the tax year and pay any assignment country taxes on his or her behalf. Mr. Trudeau was provided with these benefits during part of fiscal 2018 as he was employed on a partial secondment arrangement to the United Kingdom.

Health and Welfare Benefits. The health and welfare benefits we provide to the NEOs are offered to all eligible U.S. based employees and include medical, dental, prescription drug, vision, life insurance, accidental death and dismemberment, business travel accident, personal and family accident, flexible spending accounts, short- and long-term disability coverage and an employee assistance program.

Additional Benefits. We maintain an executive physical examination program and an executive financial and tax planning program for executive officers. These programs are intended to encourage executives to proactively manage their health and complex financial/tax situations, thereby enabling them to focus on the business. The benefits are periodically benchmarked versus comparable companies and intended to be competitive for our industry. Under our business travel expense policy, we will reimburse executive officers who are required to spend 90 days per year in the United Kingdom for up to four trips per year for their spouse or partner to visit them. In addition, when we request a spouse or partner to attend a business meeting, such as our annual national sales recognition program for top performers, we reimburse executive officers for expenses related to this travel. In these circumstances, we reimburse executive officers for the income taxes associated with these travel expenses. Executives occasionally utilize non-commercial aircraft for personal use. The cost of such personal use is included in taxable income and reported in the Other Compensation category in the Summary Compensation Table included below.

Employee Stock Purchase Plan. Our Board of Directors adopted, and our shareholders approved, our 2016 Employee Stock Purchase Plan, which we refer to as the ESPP. The ESPP is designed to qualify as an “employee stock purchase plan” under Section 423 of the Code. Eligible employees authorize payroll deductions to be made for the purchase of ordinary shares and, for fiscal 2018, we provided a 15% discount for all employees who participated in this program for up to $25,000 of an employee’s payroll deductions in the calendar year. Shares utilized were treasury shares and are required to be held by participants for 12 months after purchase. The ESPP was suspended in 2019 and we are currently assessing options with regard to reinstatement.

Severance Benefits. We maintain an executive severance plan that provides benefits to our senior executives upon an involuntary termination of employment for any reason other than cause, permanent disability or death. We provide this plan to enable our executives to devote their full attention to our business by ensuring they will have some financial security in the event of an involuntary termination of employment without cause. Severance benefits, in the form of a lump sum cash payment equal to 18 months base salary (24 months for our CEO), bonus and health benefits are generally payable following a qualifying termination of employment. Executives whose employment is involuntarily terminated without cause during the first twelve months of employment receive base salary and health benefits equivalent to 9 months (12 months for our CEO) in the form of a lump sum cash payment and do not receive a bonus. Receipt of these benefits is conditioned upon the executive signing a release of any claims against us.

Change in Control Benefits. We maintain a change in control plan that provides benefits to certain senior executives upon an involuntary termination of employment or good reason resignation that occurs during a period shortly before and continuing after a change in control (a double-trigger arrangement). We provide this plan to encourage our executives to remain neutral in the face of a potential transaction that may benefit shareholders but result in the loss of the executive’s employment. Benefits are generally payable following a qualifying termination of employment in a lump-sum cash payment equal to 1.5 times (two times for our CEO) the sum of the executive’s base salary and the average of the executive’s bonus for the previous three fiscal years. Additional benefits provided upon a change in control termination include full vesting of outstanding equity awards (double-trigger), continued subsidy for health plan premiums for an 18-month period (24 months for our CEO) and outplacement services. Receipt of change in control severance benefits is conditioned upon the executive signing a release of any claims against us. The plan does not provide excise tax gross-ups.

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COMPENSATION DISCUSSION AND ANALYSIS

Share Ownership Requirements

To reinforce the alignment of management and shareholder interests, the Board established share ownership requirements under which executive officers are expected to hold equity with a value expressed as a multiple of base salary as follows:

CEO	5 times base salary
Other Executive Officers	3 times base salary

In determining an executive’s ownership, shares held directly as well as shares underlying restricted units (less a 40% tax assumption) are included. Shares underlying unexercised stock options and unvested performance units are not included in the calculation. Until the required share ownership level is achieved, the executives are required to retain at least 50% of net profit shares. Net profit shares are shares remaining after payment of the exercise price, if applicable, and taxes upon the exercise of stock options, vesting of restricted units and earn-out of performance units. Due to the significant decline in the Company’s stock price since the end of fiscal 2016, none of our executive officers met their ownership requirements as of the end of fiscal 2019.

Anti-Hedging/Anti-Pledging Policy

Our Insider Trading Policy prohibits directors, officers and employees from entering into or trading in puts, calls, cashless collars, options or similar rights and obligations or any other hedging activity involving our securities, other than the exercise of a Company-issued stock option.

Our policy also prohibits directors, officers and employees from purchasing our securities on margin, borrowing against our securities held in a margin account or pledging our securities as collateral for a loan. However, an exception may be granted by our General Counsel if the individual clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Compensation Recovery Policy (“Clawback”)

Since its separation from Covidien plc in 2013, the Corporate Governance Guidelines have mandated that the Company have a Board-approved policy for recoupment of incentive compensation. This policy was originally implemented by the Board in 2014, and was amended in 2018 in response to a productive engagement between members of the Board and certain shareholders and was further amended in 2019 in response to a shareholder proposal at the Company’s 2019 Annual General Meeting. Mallinckrodt’s policy states that in the event of (i) a restatement of financial or operating results due to material non-compliance with financial reporting requirements or (ii) misconduct resulting in a material violation of the Company’s policies that results in significant harm to the Company, the HRCC is authorized to recover (“clawback”) any incentive compensation that was overpaid taking into account such factors as the HRCC deems appropriate.

Under Mallinckrodt’s policy, the Company will disclose annually whether, at any time during the last completed fiscal year, the Board required recoupment or forfeiture of any incentive compensation received by certain employees, including NEOs, (1) if required by law, and (2) if not required by law, so long as the disclosure (a) would not violate any individual’s privacy rights, (b) is not likely to result in or exacerbate any existing or threatened employee, shareholder or other litigation, arbitration, investigation or proceeding against the Company and (c) is not otherwise prohibited. Subject to the exceptions described in the previous sentence, if any such recoupment or forfeiture under this policy occurred, the Company will disclose the general circumstances of the recoupment and/or forfeiture, and if no such recoupment or forfeiture occurred during the last completed fiscal year, the Company will disclose that no such event occurred.

In 2019, there was no recoupment or forfeiture applied to the incentive compensation of any executive officer of the Company.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  41

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

The HRCC is responsible for the oversight of our compensation programs on behalf of the Board of Directors. In fulfilling these responsibilities, the HRCC has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

Based on the review and discussions referred to above, the HRCC recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Mallinckrodt’s Proxy Statement for the 2020 Annual General Meeting of Shareholders, which will be filed with the SEC.

Human Resources and Compensation Committee

David Y. Norton, Chairman

David R. Carlucci

Anne C. Whitaker

42  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation Tables

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark C. Trudeau President and Chief Executive Officer	2019	1,050,000	1,575,000	5,000,026	5,000,006	1,312,500	673,223	14,610,755
	2018	1,050,000	—	5,000,013	5,000,004	1,995,000	1,068,613	14,113,630
	2017	1,050,000	—	7,813,805	4,600,016	866,250	701,273	15,031,344
Bryan M. Reasons Executive Vice President and Chief Financial Officer	2019	423,077	825,000	840,027	560,008	284,217	83,796	3,016,124
George Kegler Former Executive Vice President and Chief Financial Officer, Interim	2019	196,308	440,000	—	—	—	1,191,314	1,827,622
	2018	346,942	242,672	120,308	80,201	209,377	44,341	1,043,841
	2017	334,085	121,336	131,325	87,512	149,403	29,330	852,991
Mark Casey Executive Vice President and Chief Legal Officer	2019	557,500	900,000	1,140,018	760,008	468,000	132,043	3,957,570
	2018	455,077	—	1,270,039	930,005	436,865	186,792	3,278,778
Hugh M. O’Neill Executive Vice President and Chief Commercial Officer	2019	568,269	862,500	1,500,016	1,000,007	336,375	145,615	4,412,782
	2018	550,000	—	1,020,022	680,004	505,148	64,931	2,820,105
	2017	550,000	—	2,880,221	2,000,004	200,600	63,407	5,694,232
Steven Romano, M.D. Executive Vice President and Chief Science Officer	2019	620,000	930,000	1,500,016	1,000,007	403,000	162,076	4,615,099
	2018	601,154	—	1,500,013	1,000,003	601,075	73,485	3,775,730
	2017	550,000	—	3,168,250	2,200,000	342,100	53,956	6,314,306

(1)

The amounts reported represent cash retention awards paid in 2019 but will not be earned until 2021 for Mr. Trudeau, Mr. Reasons, Dr. Romano, Mr. O’Neill and Mr. Casey. The terms of the retention payments include repayment of the full amount if the executive voluntarily terminates employment or is terminated for Cause prior to May 15, 2021. The amount reported for Mr. Kegler is a cash incentive award in lieu of a long-term incentive grant that was paid in consideration of his interim assignment as Chief Financial Officer.

(2)

The amounts reported represent the aggregate grant date fair value, computed in accordance with Accounting Standards Codification 718 (“ASC 718”), of restricted units, performance units and stock option awards granted to each of our NEOs during fiscal 2019. For performance units, the values shown reflect the grant date fair value based on the probable outcome of the performance conditions. If the highest level of achievement of the performance conditions were assumed, the value of the performance units at the grant date for the proxy officers (other than Mr. Reasons, Mr. Kegler and Mr. Casey) for fiscal years 2019, 2018 and 2017, respectively, would be: Mr. Trudeau, $10,000,052, $10,000,026, $9,200,100; Dr. Romano, $2,000,023, $2,000,024, $4,400,340; and Mr. O’Neill, $2,000,023, $1,360,036, $4,000,364. If the highest level of achievement of the performance conditions were assumed, the value of the performance units at the grant date for Mr. Casey for fiscal year 2019 and 2018, respectively, would be $1,520,036 and $1,360,036. If the highest level of achievement of the performance conditions were assumed, the value of the performance units at the grant date for Mr. Kegler for fiscal year 2018 and 2017 respectively, would be $80,205 and $87,595. If the highest level of achievement of the performance conditions were assumed, the value of the performance units at the grant date for Mr. Reasons for fiscal year 2019 would be $1,120,036. Further information regarding the fiscal 2019 awards is included in the Fiscal 2019 Grants of Plan-Based Awards Table, the Outstanding Equity Awards at 2019 Fiscal Year-End Table and the CD&A.

Amounts reported do not correspond to the actual value that may be recognized by the NEOs, which may be higher or lower based on a number of factors, including our performance, stock price fluctuations and applicable vesting. For additional information relating to assumptions made in the valuation for current year awards reflected in these columns, see Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 27, 2019.

For fiscal 2017, the Stock Awards column includes $1,100,085 for Dr. Romano and $1,000,091 for Mr. O’Neil, both related to performance units granted in connection with a special one-time performance grant. For fiscal 2017, the Option Awards column includes $1,100,000 for Dr. Romano and $1,000,002 for Mr. O’Neill, both related to stock option awards granted in connection with a special one-time grant.

(3)	The amounts reported represent incentive cash awards paid to the NEOs under our 2019 Global Bonus Plan. For information regarding the calculation of these awards, see the CD&A.
(4)

The amounts reported represent the aggregate dollar amount for each NEO for employer contributions to the Retirement Savings Plan, employer credits to the Supplemental Savings Plan, relocation benefits, international assignment benefits, executive physicals, executive financial planning and tax reimbursements, and personal use of non-commercial aircraft. We also have Company-purchased tickets to athletic or other events which are generally used for business purposes. In limited instances our named executive officers may have personal use of Company-purchased event tickets when they are not being used for business purposes. No amounts are included because there is no incremental cost to us of such personal use. The following table shows the specific amounts included in the All Other Compensation column of the Summary Compensation Table for fiscal 2019.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  43

COMPENSATION OF EXECUTIVE OFFICERS

ALL OTHER COMPENSATION IN 2019

Name	Contributions to Retirement Savings Plan ($)	Credits to Supplemental Savings Plan ($)	Relocation Benefits ($)(1)	Tax Reimbursement Payments ($)(2)(3)	Severance Benefits ($)	Director Fees ($)(4)	Other ($)(5)	Total ($)
Mark C. Trudeau	16,800	260,400	43,403	328,137	—	—	24,483	673,223
Bryan M. Reasons	16,800	58,085	—	—	—	—	8,911	83,796
George Kegler	16,800	33,844	—	—	1,140,670	—	—	1,191,314
Mark Casey	16,800	96,862	—	—	—	—	18,381	132,043
Hugh M. O’Neill	16,800	99,355	—	21,497	—	—	7,963	145,615
Steven Romano, M.D.	16,800	112,265	—	—	—	17,021	15,991	162,076

(1)

Mr. Trudeau relocated from the St. Louis area to the New Jersey area in conjunction with the shift of the Specialty Brands principal office to Bedminster, New Jersey in 2018 with some expenses occurring in 2019. Related tax gross ups are included in the Tax Reimbursements column. Additional information is available in the Additional Benefits section of the CD&A.

(2)	Tax reimbursement related to spousal travel to the Mallinckrodt’s President Club.

(3)	Mr. Trudeau received tax reimbursement as part of his international assignment and his relocation to Bedminster, New Jersey, some of which was not paid until 2019.

(4)

The Company has appointed Mr. Romano as its representative on the Board of Directors of Silence Therapeutics plc. Mr. Romano received director fees of $17,021 from Silence Therapeutics plc for this service in 2019.

(5)

Includes amounts for executive physicals, executive financial planning, amounts incurred in connection with providing lodging near our Specialty Brands principal office in Bedminster, New Jersey and personal use of the Company’s fractional ownership of an aircraft. The incremental cost of such personal use of the Company’s fractional ownership is based on the amounts invoiced to the Company attributable to such use. From time-to-time, a spouse, partner or other guest may accompany the executive on a business related flight at no aggregate incremental cost to the Company.

Grants of Plan-Based Awards

The following table provides information concerning the annual cash incentive awards and equity incentive awards granted to each of our NEOs in fiscal 2019 under the Stock and Incentive Plan. No awards were granted to Mr. Kegler in fiscal 2019.

•	“GBP” is the annual cash incentive award payable pursuant to our 2019 Global Bonus Plan.

•	“PSUs” are restricted unit awards subject to performance-based vesting.

•	“RSUs” are restricted unit awards subject to time-based vesting.

•	“Options” are nonqualified stock options subject to time-based vesting.

For a more complete understanding of the table, please read the footnotes that follow the table, as well as the related discussion in the CD&A.

44  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

FISCAL 2019 GRANTS OF PLAN-BASED AWARDS

	Grant Date	Date of Commit- tee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or Units (#)		All other Option Awards: Number of Securities Under- lying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark C. Trudeau
GBP			656,250	1,312,500	3,937,500
PSUs	4/1/2019	2/27/2019				94,565	189,129	378,258						5,000,026
Options	4/1/2019	2/27/2019									514,002	(4)	$22.26	5,000,006
Bryan M. Reasons
GBP			165,000	330,000	990,000
PSUs	4/1/2019	2/27/2019				10,592	21,183	42,366						560,018
RSUs	4/1/2019	2/27/2019							12,579	(4)				280,009
Options	4/1/2019	2/27/2019									57,569	(4)	$22.26	560,008
Mark Casey
GBP			195,000	390,000	1,170,000
PSUs	4/1/2019	2/27/2019				14,374	28,748	57,496						760,018
RSUs	4/1/2019	2/27/2019							17,071	(4)				380,000
Options	4/1/2019	2/27/2019									78,129	(4)	$22.26	760,008
Hugh M. O’Neill
GBP			186,875	373,750	1,121,250
PSUs	4/1/2019	2/27/2019				18,913	37,826	75,652						1,000,012
RSUs	4/1/2019	2/27/2019							22,462	(4)				500,004
Options	4/1/2019	2/27/2019									102,801	(4)	$22.26	1,000,007
Steven Romano, M.D.
GBP			201,500	403,000	1,209,000
PSUs	4/1/2019	2/27/2019				18,913	37,826	75,652						1,000,012
RSUs	4/1/2019	2/27/2019							22,462	(4)				500,004
Options	4/1/2019	2/27/2019									102,801	(4)	$22.26	1,000,007

(1)

The amounts reported reflect threshold, target and maximum award amounts for fiscal 2019 that were set in fiscal 2019 under the Global Bonus Plan, which is an element of our Stock and Incentive Plan. The actual amounts earned by each NEO pursuant to such awards are reported under the Non-Equity Plan Incentive Compensation column of the Summary Compensation Table.

(2)

The amounts reported reflect threshold, target and maximum award amounts for performance units granted to each of our NEOs during fiscal 2019. The actual amounts are contingent upon the satisfaction of performance-based vesting requirements of Net Revenue CAGR and relative TSR, each weighted at 50%, over a three-year performance period (fiscal 2019 — fiscal 2021).

(3)

The amounts reported represent the aggregate grant date fair value, computed in accordance with ASC 718 of performance units, restricted units and stock option awards issued to each of our NEOs during fiscal 2019.

(4)	Grants of stock options and restricted units scheduled to vest in four equal amounts on each of April 1, 2020, 2021, 2022 and 2023.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  45

COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding stock option awards and unvested restricted unit and performance unit awards held by each NEO and the corresponding market value as of December 27, 2019. For a more complete understanding of the table, please read the footnotes that follow the table.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark C. Trudeau	17,904	—	(1)	37.85	1/31/2022	—		—	—		—
	38,875	—	(2)	41.73	12/2/2022	—		—	—		—
	234,437	—	(3)	44.00	6/30/2023	—		—	—		—
	63,542	—	(4)	51.35	1/1/2024	—		—	—		—
	108,014	—	(5)	96.96	1/2/2025	—		—	—		—
	131,646	43,882	(6)	72.61	1/4/2026	6,714	(7)	23,163	—		—
	124,892	124,893	(8)	51.73	1/3/2027	22,231	(9)	76,697	38,341	(10)	132,275
	—	—		—	—	1,279	(11)	4,413	—		—
	236,500	709,503	(12)	13.80	4/2/2028	—		—	172,184	(13)	594,033
	—	514,002	(14)	22.26	4/1/2029	—		—	94,565	(15)	326,248
Bryan M. Reasons	—	57,569	(14)	22.26	4/1/2029	12,579	(16)	43,398	10,592	(15)	36,541
George Kegler	5,933	—	(17)	45.41	1/31/2023	—		—	—		—
	6,037	—	(4)	51.35	1/1/2024	—		—	—		—
	3,968	—	(18)	103.57	1/9/2025	—		—	—		—
	3,601	—	(6)	72.61	1/4/2026	—		—	—		—
	3,564	—	(8)	51.73	1/3/2027	—		—	320	(10)	1,102
	1,188	—	(19)	51.73	1/3/2027	—		—	91	(20)	314
	15,174	—	(12)	13.80	4/2/2028	—		—	1,381	(13)	4,764
Mark Casey	9,895	29,686	(21)	18.15	2/1/2018	10,332	(22)	35,645	—		—
	32,164	96,493	(12)	13.80	4/2/2028	18,479	(23)	63,753	23,418	(13)	80,790
	—	78,129	(14)	22.26	4/1/2029	17,071	(16)	58,895	14,374	(15)	49,590
Hugh M. O’Neill	15,062	—	(4)	51.35	1/1/2024	—		—	—		—
	9,414	—	(24)	51.35	1/1/2024	—		—	—		—
	16,551	—	(5)	96.96	1/2/2025	—		—	—		—
	22,953	7,652	(7)	72.61	1/4/2026	1,171	(7)	4,040	—		—
	20,362	20,362	(8)	51.73	1/3/2027	3,625	(9)	12,505	7,294	(10)	25,136
	6,788	6,788	(19)	51.73	1/3/2027	1,208	(28)	4,168	2,084	(20)	7,189
	—	54,301	(25)	51.73	1/3/2027	—		—	8,336	(26)	28,757
	32,164	96,493	(12)	13.80	4/2/2028	18,479	(23)	63,753	23,418	(13)	80,790
	—	102,801	(14)	22.26	4/1/2029	22,462	(16)	77,494	18,913	(15)	65,250
Steven Romano, M.D.	11,275	—	(27)	120.27	7/1/2025	—		—	—		—
	16,716	5,572	(6)	72.61	1/4/2026	853	(7)	2,943	—		—
	22,399	22,400	(8)	51.73	1/3/2027	3,988	(9)	13,758	6,877	(10)	23,724
	7,466	7,466	(19)	51.73	1/3/2027	1,329	(28)	4,586	2,292	(20)	7,908
	—	59,731	(25)	51.73	1/3/2027	—		—	9,169	(26)	31,633
	47,300	141,901	(12)	13.80	4/2/2028	27,174	(23)	93,750	34,437	(13)	118,808
	—	102,801	(14)	22.26	4/1/2029	22,462	(16)	77,494	18,913	(15)	65,250

(1)

Represents stock options granted on February 1, 2012 to Mr. Trudeau in connection with his commencement of employment with Covidien as President of its Pharmaceuticals business, which vest 50% on each of the 3rd and 4th anniversaries of the grant date.

(2)	Represents stock options granted on December 3, 2012, which vest one third on each of the 2nd, 3rd and 4th anniversaries of the grant date.

(3)	Represents stock options granted on July 1, 2013 in connection with the separation from Covidien, which vest 50% on each of the 3rd and 4th anniversaries of the grant date.

(4)	Represents stock options granted on January 2, 2014, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(5)	Represents stock options granted on January 2, 2015, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

46  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

(6)	Represents stock options granted on January 4, 2016, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(7)	Represents restricted units granted on January 4, 2016, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(8)	Represents stock options granted on January 3, 2017, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(9)	Represents restricted units granted on January 3, 2017, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(10)

Represents performance units granted on January 3, 2017, which cover the fiscal 2017 - 2019 performance cycle. The amounts reported in this column are based on achievement at the 50% level. Payment of shares earned will occur during January 2020.

(11)	Represents restricted units granted to participants in the Bonus for Stock Exchange Program on January 3, 2017 which vest one third each on the 1st, 2nd and 3rd anniversaries of the grant date.

(12)	Represents stock options granted on April 2, 2018, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(13)

Represents performance units granted on April 2, 2018, which cover the fiscal 2018 - 2020 performance cycle. The amounts reported in this column are based on achievement at the 50% level. Payment of shares earned will occur during January 2021.

(14)	Represents stock options granted on April 1, 2019, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(15)

Represents performance units granted on April 1, 2019, which cover the fiscal 2019 - 2021 performance cycle. The amounts reported in this column are based on achievement at the 50% level. Payment of shares earned will occur during January 2022.

(16)	Represents restricted units granted on April 1, 2019, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(17)	Represents stock options granted on February 1, 2013, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(18)	Represents stock options granted on January 9, 2015, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(19)	Represents stock options granted on January 3, 2017 for the transition period, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(20)

Represents performance units granted on January 3, 2017 for the transition period, which cover the fiscal 2017 - 2019 performance cycle. The amounts reported in this column are based on achievement at the 50% level. Payment of shares earned will occur during January 2020.

(21)	Represents stock options granted on February 1, 2018, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(22)	Represents restricted units granted on February 1, 2018, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(23)	Represents restricted units granted on April 2, 2018, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(24)	Represents stock options granted on January 2, 2014, which vest 50% each on the 3rd and 4th anniversaries of the grant date.

(25)	Represents stock options granted to certain NEOs on January 3, 2017, which fully vest on the 4th anniversary of the grant date.

(26)

Represents performance units granted to certain NEOs on January 3, 2017, which cover the fiscal 2017 - 2019 performance cycle. The amounts reported in this column are based on achievement at the 50% level. Payment of shares earned will occur during January 2020.

(27)	Represents stock options granted on July 1, 2015, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

(28)	Represents restricted units granted on January 3, 2017 for the transition period, which vest 25% on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date.

Option Exercises and Stock Vested

The following table provides information regarding the number of stock options exercised by NEOs during fiscal 2019 and the vesting of restricted units during fiscal 2019.

FISCAL 2019 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark C. Trudeau	—	—	23,711	392,326
Bryan M. Reasons	—	—	—	—
George Kegler	—	—	11,414	131,572
Mark Casey	—	—	9,602	217,342
Hugh M. O’Neill	—	—	10,360	209,758
Steven Romano, M.D.	—	—	13,719	277,138

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  47

COMPENSATION OF EXECUTIVE OFFICERS

Non-Qualified Deferred Compensation

The following table provides information with respect to non-qualified deferred compensation for fiscal 2019 for each NEO. For more information regarding information contained in the table and the material terms of our non-qualified deferred compensation plan, please read the related narrative and footnotes that follow the table.

FISCAL 2019 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings(Loss) in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Mark C. Trudeau	—	260,400	237,288	—	1,665,155
Bryan M. Reasons	60,289	58,085	5,096	—	123,469
George Kegler	—	33,844	33,053	—	216,210
Mark Casey	33,450	96,862	13,939	—	178,848
Hugh M. O’Neill	67,563	99,355	112,680	—	827,222
Steven Romano, M.D.	—	112,265	19,392	—	261,042

(1)

The amounts reported include amounts deferred by the NEOs during fiscal 2019 under our Supplemental Savings Plan. All amounts reported in this column are also included in the Salary and/or Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.

(2)

The amounts reported include amounts that we credited to our Supplemental Savings Plan on behalf of the NEOs during fiscal 2019. These amounts are included in the amounts set forth in the All Other Compensation column of the Summary Compensation Table for fiscal 2019 and are specifically broken out in footnote 4 to the Summary Compensation Table.

(3)

The amounts reported include earnings credited to the NEO’s account in the Supplemental Savings Plan. Earnings on amounts credited to the Supplemental Savings Plan are determined by investment selections made by each NEO in investment alternatives that generally mirror investment choices offered under the Retirement Savings Plan (our 401(k) plan).

(4)	The amounts reported for each NEO includes the NEO’s total balance in our Supplemental Savings Plan as of December 27, 2019.

Supplemental Savings Plan. Under the Supplemental Savings Plan, participants, including NEOs, may defer up to 50% of their base salary and 75% of their annual bonus. We provide matching credits based on the participant’s deferred base salary and bonus at the same rate that such participant is eligible to receive matching contributions under the Retirement Savings Plan and Company credits on any cash compensation (i.e., base and bonus) that the participant earns during a calendar year in excess of applicable IRS limits ($280,000 for 2019). Participants are fully vested in matching and Company credits (including earnings on such credits) upon completion of two years of service. The Supplemental Savings Plan is a non-qualified deferred compensation plan that is maintained as an unfunded “top-hat” plan and is designed to comply with Section 409A of the Code. Amounts credited to the Supplemental Savings Plan as participant deferrals or Company credits may also be credited with earnings (or losses) based upon investment selections made by each participant from investments that generally mirror investments offered under the Retirement Savings Plan. Participants may elect whether they will receive a distribution of their Supplemental Savings Plan account balances upon termination of employment or at a specified date. Distributions can be made in a lump sum or in up to 15 annual installments.

Under the Retirement Savings Plan, we make an automatic contribution of three percent (3%) of an employee’s eligible pay, irrespective of whether the employee contributes to such plan. Additionally, we match fifty cents ($0.50) for every one dollar ($1.00) employees contribute, up to the first six percent (6%) of eligible pay.

Potential Payments upon Termination

Severance Plan. For all of the NEOs, severance benefits are payable pursuant to the Mallinckrodt Severance Plan for U.S. Officers and Executives. Under the Severance Plan, benefits are payable to eligible executives, including NEOs, upon an involuntary termination of employment for any reason other than cause, permanent disability or death. Post-termination benefits consist of:

•	Base salary equivalent to 18 months (24 months for our CEO) in the form of a lump sum cash payment;

•	Payment of 1.5 times the average of the executive’s bonus for the previous three fiscal years (two times the average of the previous three fiscal year bonuses for our CEO);

•	Health and dental benefits equivalent to 18 months in the form of a lump sum cash payment;

•	12 months accelerated vesting of unvested stock options;

•	12 months to exercise vested stock options (unless a longer period is provided in the applicable award agreement);

•	12 months accelerated vesting of unvested restricted unit awards that are subject solely to time-based vesting;

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COMPENSATION OF EXECUTIVE OFFICERS

•	12 months accelerated vesting of unvested performance unit awards if, and to the extent that, the HRCC determines that the applicable performance criteria have been attained;

•	Outplacement services, at our discretion, for up to 12 months; and

•	Payment of a pro-rata portion of the executive’s annual incentive cash award for the fiscal year in which such executive’s employment terminates.

Notwithstanding the foregoing, NEOs with less than one year of service will be entitled to one-half base salary in the form of a lump sum cash payment and a pro-rata annual incentive cash award, but will not be entitled to any payment in connection with the executive’s bonus.

Upon a termination of employment other than for cause, including an involuntary termination of employment where the executive becomes eligible for severance benefits, executives, including NEOs, forfeit all unvested restricted unit and performance unit awards and stock options that do not vest within 12 months after the executive’s employment termination date.

Change in Control Plan. For all NEOs, change in control severance benefits are payable pursuant to the Mallinckrodt Change in Control Severance Plan for Certain U.S. Officers and Executives. Under the Change in Control Plan, benefits are payable to eligible executives, including NEOs, only if the plan’s double-trigger requirements are satisfied, meaning that, in order to receive any of the following benefits, the executive must experience an involuntary termination of employment or good reason resignation during a period that begins 60 days before and ends two years after a change in control. Post-termination benefits consist of:

•	A single lump sum payment equal to 18 months of the executive’s base salary (24 months for our CEO);

•	A single lump sum payment equal to 1.5 times the average of the executive’s bonus for the previous three fiscal years (two times the average of the previous three fiscal year bonuses for our CEO);

•	Continuation of health and dental benefits at active employee rates for a period of up to 18 months (24 months for our CEO);

•	Full vesting of unvested stock options;

•	12 months to exercise vested stock options (unless a longer period is provided in the applicable option agreement);

•	Full vesting of unvested restricted unit awards that are subject solely to time-based vesting;

•

Full vesting of unvested performance unit awards if, and to the extent that, the HRCC determines that the applicable performance criteria have been or will be attained or would have been attained during the 18-month period after the executive’s employment terminates (24-month period for our CEO);

•	Outplacement services, at our discretion, for up to 12 months; and

•	Payment of a pro-rata portion of the executive’s annual incentive cash award for the fiscal year in which such executive’s employment terminates.

The payment of benefits under our Severance Plan and our Change in Control Plan is conditioned upon the executive executing a general release in favor of us and is subject to the terms of the Non-Competition, Non-Solicitation, and Confidentiality Agreement by and between the executive and us, under which the executive agreed not to disclose confidential Company information at any time and not to compete with us nor solicit our employees or customers, for a period of one year following termination of employment. We may cancel benefits that are payable or seek to recover benefits previously paid if the executive does not comply with these provisions or violates the release of claims. Payments may be delayed until six months after termination of employment if necessary to comply with Section 409A of the Code.

Upon a termination of employment for cause, executives, including NEOs, are not eligible for severance benefits under our Severance Plan or our Change in Control Plan and forfeit all unvested stock options, restricted units and performance units. In addition, the stock options, restricted units and performance units include a “clawback” feature pursuant to which we may recover the amount of any profit the NEO realized upon the exercise of stock options, or the vesting of restricted units or performance units, during the 12-month period that occurs immediately prior to the executive officer’s involuntary termination of employment for cause.

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COMPENSATION OF EXECUTIVE OFFICERS

For purposes of our Severance Plan and our Change in Control Plan, as well as the “clawback” feature discussed in the preceding sentence, “cause” means substantial failure or refusal of the NEO to perform the duties and responsibilities of his job at a satisfactory level as required by us other than due to permanent disability, a material violation of any fiduciary duty or duty of loyalty owed to us, conviction of misdemeanor (other than a traffic offense) or felony, fraud, embezzlement or theft, violation of a material rule or policy, including a violation of our Guide to Business Conduct, unauthorized disclosure of any of our trade secrets or confidential information or other egregious conduct that has or could have a serious and detrimental impact on us and our employees.

For purposes of the Change in Control Plan, “good reason” means any retirement or termination of employment by the NEO that is not initiated by us and that is caused by any one or more of the following events, in each case, without the NEO’s written consent: (i) assignment to the NEO of any duties inconsistent in any material respect with the NEO’s authority, duties or responsibilities as in effect immediately prior to the change in control; (ii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the NEO is required to report as in effect immediately prior to the change in control; (iii) a material change in the geographic location at which the NEO must perform services to a location that is more than 50 miles from the NEO’s principal place of business immediately preceding the change in control; (iv) a material reduction in the NEO’s compensation and benefits, taken as a whole, as in effect immediately prior to the change in control; (v) our failure to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations to the NEO under such plan; or (vi) a material diminution in the budget over which the NEO retains authority. Additionally, “good reason” will only exist if the NEO provides written notice stating the good reason event, we do not cure such event, and the NEO terminates employment within a certain period of time after the end of the cure period.

Other Termination Benefits. The terms of our annual incentive plan and equity plan provide for certain benefits upon a NEO’s termination of employment due to death, disability or retirement. For this purpose, normal retirement occurs where an executive officer terminates employment after attaining age 60 and the sum of the executive’s age and years of service equals at least 70. Under the annual incentive plan, NEOs are eligible to receive a pro-rated annual incentive cash award based on the number of days that the executive officer was employed by us during the fiscal year upon death, disability or normal retirement. Under the equity plan, NEOs are eligible to receive full vesting of stock options, restricted units and performance units upon death, disability or normal retirement.

The table below reflects the amount of compensation that would become payable to each of our NEOs, other than Mr. Kegler, under existing plans if the NEO’s employment had terminated on December 27, 2019, the last day of fiscal 2019, given the NEO’s service levels as of such date and, where applicable, based on our closing stock price as of that date, which was $3.45. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits available generally to salaried employees, such as distributions under the Retirement Savings Plan.

The actual amounts that would be paid upon a NEO’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the executive’s age and years of service, the attained level of performance for performance units and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment. For a more complete understanding of the table, please read the narrative disclosures that follow the table.

Under Mr. Kegler’s Separation Agreement, Mr. Kegler’s employment with Mallinckrodt ceased as of June 3, 2019. Following termination, Mr. Kegler became entitled to receive cash payments totaling $1,140,670. These payments represent 18 months of Mr. Kegler’s base salary ($660,000), his annual bonus multiplied by 1.5 ($266,802), a cash payment in lieu of a FY19 annual bonus ($113,868), and a retention payment ($100,000). Mr. Kegler qualified for Normal Retirement and all unvested stock options and restricted stock were accelerated and vested immediately as of June 3, 2019, with the stock options remaining exercisable for a limited period of time following termination. Any unvested portion of Mr. Kegler’s account in the Supplemental Savings and Retirement Plan also vested fully on June 3, 2019. Outplacement services will be provided for up to 12 months. In consideration for these benefits, Mr. Kegler executed a general release in favor of the Company and also agreed to confidentiality and non-disparagement provisions.

50  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

POTENTIAL PAYMENTS UPON TERMINATION

Name and Termination Scenario	Cash Severance ($)	Bonus (1) ($)	Option Awards ($)	Stock Awards (2) ($)	Welfare Benefits and Outplacement ($)	Retirement ($)	Cutback ($)	Total ($)
Mark C. Trudeau
Involuntary Termination (other than for cause)	5,065,833	1,312,500	—	65,923	54,575	—	—	6,498,831
Involuntary Termination (for cause)	—	—	—	—	—	—	—	—
Voluntary Termination (3)	—	—	—	742,932	—	—	—	742,932
Death or Disability	—	1,312,500	—	1,944,834	—	—	—	3,257,334
Change in Control Termination	5,065,833	1,312,500	—	1,944,834	72,767	—	—	8,395,934
Bryan M. Reasons
Involuntary Termination (other than for cause)	412,500	—	—	10,847	61,441	91,103	—	575,890
Involuntary Termination (for cause)	—	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—	—
Death or Disability	—	330,000	—	116,479	—	91,103	—	537,582
Change in Control Termination	825,000	330,000	—	116,479	61,441	91,103	—	1,424,022
Mark Casey
Involuntary Termination (other than for cause)	1,614,870	390,000	—	47,855	49,880	—	—	2,102,605
Involuntary Termination (for cause)	—	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—	—
Death or Disability	—	390,000	—	419,054	—	—	—	809,054
Change in Control Termination	1,614,870	390,000	—	419,054	49,880	—	(511,373)	1,962,431
Hugh M. O’Neill
Involuntary Termination (other than for cause)	1,460,624	373,750	—	52,999	61,974	—	—	1,949,347
Involuntary Termination (for cause)	—	—	—	—	—	—	—	—
Voluntary Termination (3)	—	—	—	172,663	—	—	—	172,663
Death or Disability	—	373,750	—	454,041	—	—	—	827,791
Change in Control Termination	1,460,624	373,750	—	454,041	61,974	—	—	2,350,389
Steven Romano, M.D.
Involuntary Termination (other than for cause)	1,663,538	403,000	—	62,735	36,066	—	—	2,165,339
Involuntary Termination (for cause)	—	—	—	—	—	—	—	—
Voluntary Termination (3)	—	—	—	214,904	—	—	—	214,904
Death or Disability	—	403,000	—	560,646	—	—	—	963,646
Change in Control Termination	1,663,538	403,000	—	560,646	36,066	—	(511,373)	2,663,250

(1)

The amount reflected assumes bonus payout at 1x of target and is pro-rated to reflect the portion of the year for which the officer was employed by the Company and pro-rated to reflect changes in base salary during the year.

(2)	Includes time and performance based values, where applicable.
(3)	Voluntary Termination for Mr. Trudeau, Mr. O’Neil, and Dr. Romano includes additional benefits due to their eligibility for Early Retirement (pro-rata equity acceleration).

Cash Severance

Involuntary Termination (other than for cause). For all NEOs other than our CEO, the cash severance amount in this scenario represents a lump sum payment based on the NEO’s base salary, as of December 27, 2019, equivalent to 18-months, plus an amount equal to 1.5 times the average of the NEO’s annual incentive cash awards for the previous three fiscal years (i.e., fiscal 2018, 2017 and 2016), payable in the form of a lump sum payment. For our CEO, the amount represents a lump sum payment based on his base salary, as of December 27, 2019, equivalent to 24-months, plus an amount equal to two times the average of his annual incentive cash awards for the previous three fiscal years, payable in the form of a lump sum payment.

Change in Control Termination. For all NEOs, we assume that such executive officers experience an involuntary termination of employment (other than for cause) after the change in control that renders them eligible for benefits under the Mallinckrodt Change in Control Plan. Accordingly, the cash severance amount for all NEOs other than our CEO represents a lump-sum payment equal to 1.5 times the NEO’s base salary as of December 27, 2019, plus an amount equal to 1.5 times the average of the NEO’s annual incentive cash awards for the previous three fiscal years (i.e., fiscal 2018, 2017 and 2016). For our CEO, the amount represents a lump-sum payment equal to two times his base salary as of December 27, 2019, plus an amount equal to two times the average of his annual incentive cash awards for the previous three fiscal years.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  51

COMPENSATION OF EXECUTIVE OFFICERS

Applicable to both the cash severance termination scenarios, in situations where the NEO did not have a full three year history of annual incentive cash awards due to not having commenced employment prior to fiscal 2016, the average calculated represents a prorated average calculated as the sum of the annual incentive cash awards divided by the length of service provided during the prior three fiscal years.

Bonus

Involuntary Termination (other than for cause). In the case of an involuntary termination (other than for cause), executive officers are entitled to a pro-rata payment of the annual incentive cash award based on the number of days they were employed by us during the fiscal year. Because we have assumed that the applicable terminations of employment occurred on the last day of fiscal 2019, the amounts reported in the Bonus column for this scenario represent the full annual incentive cash award payable to each NEO for fiscal 2019.

Death or Disability and Change in Control Termination. The bonus amount represents the pro-rata payment of the annual incentive cash award based on the number of days that the NEO was employed by us during the fiscal year. Because we have assumed that the applicable termination of employment occurred on the last day of fiscal 2019, the amounts reported in the Bonus column for this scenario represent the full annual incentive cash award payable to each NEO for fiscal 2019.

Option Awards

Involuntary Termination (other than for cause). For all NEOs, the option award amount represents the value as of December 27, 2019 of outstanding options held by the NEO that would have vested during the 12-month period that immediately follows December 27, 2019 (i.e., from December 28, 2019 to December 25, 2020).

Death or Disability and Change in Control Termination. The option award amount represents the full vesting of unvested stock options held by the NEO as of December 27, 2019.

Stock Awards

Involuntary Termination (other than for cause). For all NEOs, the stock award amount represents the value as of December 27, 2019 of outstanding restricted units held by the NEO that would have vested during the 12-month period that immediately follows December 27, 2019 (i.e., from December 28, 2019 to December 25, 2020).

Death or Disability and Change in Control Termination. The amounts reported represent the value that would have been attained upon the full vesting of all unvested restricted unit and performance unit awards held by the NEO as of December 27, 2019. For purposes of this scenario, amounts attributable to performance unit awards are based on the following: (1) for the January 2017 awards, the ending date for the performance shares was accelerated to the date of the separation and the amounts reported in this column are based on the achievement through the separation date of 0%; (2) for the January 2018 awards, the ending date for the performance shares was accelerated to the date of the separation and the amounts reported in this column are based on the achievement through the separation date of 100% and (3) for the January 2019 awards, the ending date for the performance shares was accelerated to the date of the separation and the amounts reported in this column are based on the achievement through the separation date of 100%.

Welfare Benefits and Outplacement Services

The welfare benefits amount represents the employer portion of the premium paid on behalf of the NEO for continued coverage under our medical, dental and vision plans during the applicable severance period. Amounts for calendar year 2019 and 2020 are based on actual rates determined by us for the respective plan in such years, while the rates for subsequent years, where applicable, are assumed based on the historic percentage increase in rates for such coverage. Although payable at our discretion, for purposes of this column we assume that we would pay $25,000 on behalf of each NEO for outplacement services upon an involuntary termination (other than for cause) and a change in control termination.

52  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

CEO PAY RATIO

We used the same median employee as in 2018, as permitted under the SEC Regulation, because we reasonably believe there were no changes to our workforce demographics or compensation structure that would have significantly impacted our CEO pay ratio. For 2019, our median employee’s total compensation was $124,155. Based on the total compensation for Mr. Trudeau of $14,610,755 as reported in the Summary Compensation Table, our ratio of CEO pay to median worker pay is 118:1.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  53

SECURITY OWNERSHIP AND REPORTING

SECURITY OWNERSHIP AND REPORTING

Security Ownership of Management and Certain Beneficial Owners

The following tables show the number of ordinary shares beneficially owned as of March 13, 2020, by (i) each current director, each executive officer named in the Summary Compensation Table and our directors and executive officers as a group; and (ii) each person who we know or have reason to believe is the beneficial owner of more than 5% of our outstanding ordinary shares, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, and notices delivered to us pursuant to the Irish Companies Act.

A person is deemed to be a beneficial owner of ordinary shares if he or she, either alone or with others, has the power to vote or to dispose of those ordinary shares or the right to acquire such power within 60 days of March 13, 2020. Ordinary shares subject to stock options presently exercisable or exercisable within 60 days of March 13, 2020 and restricted units that vest within 60 days of March 13, 2020 are deemed to be outstanding and beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person. There were 84,207,504 ordinary shares outstanding as of March 13, 2020 and the calculations of percentage ownership below are based on such number of outstanding shares regardless of the date of the information regarding beneficial ownership reported below.

Directors and Executive Officers

Name of Beneficial Owner	Number of Mallinckrodt Ordinary Shares Beneficially Owned	Percentage Ownership
David R. Carlucci (1)	36,440	*
J. Martin Carroll (1)	31,398	*
Paul R. Carter (1)	10,041	*
David Y. Norton (1)	15,500	*
Carlos V. Paya, M.D. (2)	—	*
JoAnn A. Reed (1)	23,398	*
Angus C. Russell (3)	37,072	*
Mark C. Trudeau (4)	1,644,406	1.92%
Anne C. Whitaker (1)	10,420	*
Kneeland C. Youngblood, M.D. (1)	27,633	*
Bryan Reasons (5)	22,396	*
George Kegler (6)	51,365	*
Steven Romano(7)	238,622	*
Hugh O’Neill(8)	254,488	*
Mark Casey(9)	122,513	*
All directors and executive officers as a group (16 persons)(10)	2,712,324	3.14%

*	Represents less than 1% of outstanding ordinary shares.
(1)	Excludes 19,396 restricted units that vest more than 60 days after March 13, 2020.
(2)	Excludes 31,349 restricted units that vest more than 60 days after March 13, 2020.
(3)	Excludes 26,759 restricted units that vest more than 60 days after March 13, 2020.
(4)

Includes 1,427,138 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of March 13, 2020. Excludes 11,116 restricted units that vest more than 60 days after March 13, 2020.

(5)

Includes 3,144 restricted units and 14,392 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of March 13, 2020. Excludes 9,435 restricted units that vest more than 60 days after March 13, 2020.

(6)

The information reported for Mr. Kegler is based on information available to the Company as of his termination date and may not reflect current beneficial ownership. Includes 39,465 ordinary shares issuable upon the exercise of stock options presently exercisable.

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SECURITY OWNERSHIP AND REPORTING

(7)

Includes 14,673 restricted units and 198,661 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of March 13, 2020. Excludes 37,622 restricted units that vest more than 60 days after March 13, 2020.

(8)

Includes 11,775 restricted units and 202,385 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of March 13, 2020. Excludes 31,583 restricted units that vest more than 60 days after March 13, 2020.

(9)

Includes 10,427 restricted units and 103,650 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of March 13, 2020. Excludes 32,011 restricted units that vest more than 60 days after March 13, 2020.

(10)

Includes 46,925 restricted units and 2,140,231 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of March 13, 2020. Excludes 140,071 restricted units that vest more than 60 days after March 13, 2020.

Other Beneficial Owners

Name of Beneficial Owner	Number of Mallinckrodt Ordinary Shares Beneficially Owned	Percentage Ownership
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	6,587,049	7.82%
Dimensional Fund Advisors LP(2) Building One 6300 Bee Cave Road Austin, Texas 78746	6,391,603	7.59%
BlackRock, Inc.(3) 55 East 52nd Street New York, New York 10055	6,144,291	7.30%
Armistice Capital, LLC(4) 510 Madison Avenue, 7th Floor New York, New York 10022	5,680,000	6.75%
Morgan Stanley (5) 1585 Broadway New York, NY 10036	4,297,007	5.10%

(1)

Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2020, by The Vanguard Group, which discloses the number of shares beneficially owned by The Vanguard Group as of December 31, 2019.

(2)

Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2020, by Dimensional Fund Advisors LP, which discloses the number of shares beneficially owned by Dimensional Fund Advisors LP as of December 31, 2019.

(3)

Based on information contained in a Schedule 13G/A filed with the SEC on February 5, 2020 by BlackRock, Inc. which discloses the number of shares beneficially owned by BlackRock, Inc. as of December 31, 2019.

(4)

Based on information contained in a Schedule 13G filed with the SEC on March 6, 2020 by Armistice Capital, LLC which discloses the number of shares beneficially owned by Morgan Stanley as of February 26, 2020.

(5)

Based on information contained in a Schedule 13G filed with the SEC on February 24, 2020 by Morgan Stanley which discloses the number of shares beneficially owned by Morgan Stanley as of February 18, 2020.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our ordinary shares to file reports of ownership and changes in ownership of such ordinary shares with the SEC and NYSE. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, our legal team assists our officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of the copies of such forms we have received, as well as information provided and representations made by the reporting persons, we believe that all required Section 16(a) reports were timely filed during our fiscal year ended December 27, 2019.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  55

AUDIT AND AUDIT COMMITTEE MATTERS

AUDIT AND AUDIT COMMITTEE MATTERS

Audit and Non-Audit Fees

During fiscal 2018 and fiscal 2019, Deloitte & Touche LLP charged fees for services rendered to us as follows:

	Fiscal 2018	Fiscal 2019
Audit Fees	$6,631,740	$5,535,000
Audit-Related Fees	5,850,000	—
Tax Fees	386,000	127,135
All Other Fees	—	—

Total	$12,867,740	$5,662,135

Audit Fees include fees for professional services rendered for the year-end audits of our consolidated financial statements and internal control over financial reporting, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, consents, statutory audits, and procedures related to acquisitions and divestitures, system integrations, internal legal entity reorganization, the Litigation Settlement and material weakness remediation.

Audit-Related Fees would include fees for carve out financial statements; audits of agreed-upon or expanded audit procedures related to accounting records required to respond to or comply with financial, accounting or regulatory reporting matters; consultations on the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, Financial Accounting Standards Board or other regulatory or standard-setting bodies; and attest services not required by statute or regulation. There were no Audit-Related Fees in 2019.

Tax Fees would include fees for tax compliance services as well as fees for tax planning services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted a pre-approval policy that provides guidelines for audit, audit-related, tax and other permissible non-audit services that may be provided by our independent auditors. Pursuant to the policy, our Corporate Controller supports the Audit Committee by providing a list of proposed services to the Audit Committee, monitoring the services and fees pre-approved by the Audit Committee, providing periodic reports to the Audit Committee with respect to pre-approved services and coordinating with management and the independent auditors to support compliance with the policy.

Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. The Audit Committee also annually approves a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. The independent auditors may not begin work on any engagement without confirmation of Audit Committee pre-approval from our Corporate Controller or her delegate.

Pursuant to the policy, the Audit Committee has delegated to its Chair the authority to pre-approve the engagement of the independent auditors in her discretion. The Chair reports all such pre-approvals to the Audit Committee at the next Audit Committee meeting.

56  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

AUDIT AND AUDIT COMMITTEE MATTERS

Audit Committee Report

As more fully described in its charter, the Audit Committee oversees Mallinckrodt’s financial reporting process on behalf of the Board of Directors. Management has day-to-day responsibility for the Company’s financial reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. Mallinckrodt’s independent auditors are responsible for auditing the annual consolidated financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discussing with the Audit Committee any issues they believe should be raised. The independent auditors are also responsible to the Audit Committee and the Board for testing the financial accounting and reporting control systems, for issuing a report on the Company’s internal control over financial reporting and for such other matters as the Audit Committee and Board determine.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management, the internal auditors and the independent auditors the consolidated financial statements for the fiscal year ended December 27, 2019 filed with the SEC. Management represented to the Audit Committee that these consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). In addition, the Audit Committee has:

•	Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•

Received from the independent auditors the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence;

•	Discussed with the independent auditors their independence from the Company and its management; and

•	Considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Mallinckrodt’s audited consolidated financial statements prepared in accordance with U.S. GAAP be included in its Annual Report on Form 10-K for the fiscal year ended December 27, 2019 filed with the SEC.

Audit Committee

JoAnn A. Reed, Chairman

Paul R. Carter

Angus C. Russell

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EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(4)
Equity compensation plans approved by security holders	9,057,356	$36.18	12,950,802
Equity compensation plans not approved by security holders	—	—	—
TOTAL	9,057,356	$36.18	12,950,802

(1)

As of December 27, 2019, there were 6,425,805 ordinary shares to be issued upon exercise of outstanding options with a weighted-average exercise price of $36.18, 2,631,551 ordinary shares to be issued upon settlement of restricted units and performance units granted pursuant to our Stock and Incentive Plan.

(2)	This table does not include information regarding:
*

Options converted from Covidien awards in connection with our separation from Covidien in June 2013. We did not assume any equity compensation plans from Covidien, and no grants of Mallinckrodt equity may be made pursuant to any Covidien plans. As of December 27, 2019, there were 488,313 ordinary shares to be issued upon exercise of these converted options with a weighted-average exercise price of $38.28.

*

Options, RSAs and RSUs converted from Questcor Pharmaceuticals, Inc. (“Questcor”) awards in connection with our acquisition of Questcor in August 2014. We did not assume any equity compensation plans from Questcor, and no grants of Mallinckrodt equity may be made pursuant to any Questcor plans. As of December 27, 2019, there were 62,493 ordinary shares to be issued upon exercise of these converted options with a weighted-average exercise price of $26.44.

(3)	Does not take into account restricted units and performance units, which do not have an exercise price.
(4)

As of December 27, 2019, there were 8,478,182 ordinary shares available for issuance pursuant to the Stock and Incentive Plan and 4,472,620 ordinary shares subject to purchase pursuant to the Mallinckrodt Employee Stock Purchase Plan. Ordinary shares purchased under the Mallinckrodt Employee Stock Purchase Plan. Ordinary shares subject to the Mallinckrodt Employee Stock Purchase Plan may be unissued shares or reacquired shares.

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PROPOSALS REQUIRING YOUR VOTE

PROPOSALS REQUIRING YOUR VOTE

PROPOSALS 1(a) THROUGH 1(i): ELECTION OF DIRECTORS

Upon the recommendation of the Governance and Compliance Committee, the Board has nominated for election at the 2020 Annual General Meeting a slate of nine nominees, all of whom are currently serving on the Board. The nominees are J. Martin Carroll, Paul R. Carter, David Y. Norton, Carlos V. Paya, M.D., JoAnn A. Reed, Angus C. Russell, Mark C. Trudeau, Anne C. Whitaker and Kneeland C. Youngblood, M.D. Biographical information, including qualifications, regarding each of the nine nominees is set forth below. The election of directors will take place at the Annual General Meeting. In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the nine nominees. We are not aware of any reason why any of the nominees will not be able to serve if elected. Each of the directors elected will serve until the conclusion of the 2021 Annual General Meeting or until his or her earlier death, resignation or removal.

Directors Nominated for Election — Proposals 1(a) through 1(i)

Proposal 1(a) — J. Martin Carroll

Mr. Carroll has been a director since June 2013 and is Chair of Mallinckrodt’s Governance and Compliance Committee and a member of its Portfolio Committee. He served as President and Chief Executive Officer of Boehringer Ingelheim Corporation and of Boehringer Pharmaceuticals, Inc. from 2003 until 2011 and as a director of Boehringer Ingelheim Corporation from 2003 until December 2012. He joined the organization in 2002 as President of Boehringer Pharmaceuticals, Inc. Mr. Carroll worked at Merck & Co., Inc. from 1976 to 2001. From 1972 to 1976, Mr. Carroll served in the United States Air Force where he attained the rank of Captain. He has served as a director of TherapeuticsMD, Inc. since March 2015, as a director of Catalent Pharma Solutions since July 2015. Mr. Carroll served as a director of Durata Therapeutics, Inc. from August 2014 until November 2014 when it was acquired by Actavis, as a director of Vivus, Inc. from May 2013 until September 2014 and as a director of Inotek Pharmaceuticals Corporation from March 2016 until January 2018, including serving as Chairman of Inotek from June 2016 until January 2018. Mr. Carroll’s qualifications to serve on our Board include his significant experience in leadership positions at pharmaceutical companies.

Proposal 1(b) — Paul R. Carter

Mr. Carter has been a director since May 2018 and is a member of Mallinckrodt’s Audit Committee. Mr. Carter served in various roles at Gilead Sciences, Inc., a research based biopharmaceutical company, from April 2006 to August 2016, most recently serving as Executive Vice President, Commercial Operations. Prior to joining Gilead, Mr. Carter spent 15 years in the pharmaceutical industry with GlaxoSmithKline plc and its legacy companies where he held various roles with increasing levels of senior experience, including General Manager in Europe and as a Regional Head of the International Business in Asia. Mr. Carter also serves as a healthcare advisor to several biotechnology companies. Mr. Carter has served as a director of Hutchison China MediTech Ltd. since 2017 and served as a director of Alder Biopharmaceuticals, Inc. from 2015 to 2019. Mr. Carter’s qualifications to serve on our Board include extensive experience with multinational companies in the pharmaceutical industry, including involvement with the launch and commercialization of various medicines worldwide, as well as his experience as a director of publicly traded pharmaceutical companies.

Proposal 1(c) — David Y. Norton

Mr. Norton has been a director since September 2017 and is Chair of Mallinckrodt’s Human Resources and Compensation Committee and a member of its Portfolio Committee, which he chaired until December 2019. He is chairman of the board of directors of VIVUS, Inc., where he has been a director since July 2013. Mr. Norton also serves on the board of directors of Forepont Capital, LLC, where he has been a director since October 2019. Mr. Norton was company group chairman, Global Pharmaceuticals, for Johnson & Johnson, a role in which he led and developed the business’ strategic growth agenda, including the strategy for licensing, acquisitions and divestments, and ensuring alignment with the global strategic functions, research and development, and commercial organizations. He retired in 2011 from Johnson & Johnson, where his 32-year tenure spanned marketing and international country management roles; serving as president of the Janssen Pharmaceuticals business in the U.S., group chairman of the Pharmaceuticals Group for Europe, Middle East and Africa, and then for the U.S. and Canada business; as well as the role of company group chairman, worldwide commercial and operations, for Johnson & Johnson’s CNS and virology business. He previously served as a director for INC Research Holdings Inc. and Savient Pharmaceuticals Inc. Mr. Norton also served on the board of TB Alliance, a not-

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PROPOSALS REQUIRING YOUR VOTE

for-profit organization dedicated to the discovery and development of tuberculosis drugs. Mr. Norton stepped down from the TB Alliance board in December 2019. Mr. Norton’s qualifications to serve on our Board include his significant experience as an executive and board member of publicly traded pharmaceutical companies.

Proposal 1(d) — Carlos V. Paya, M.D.

Dr. Paya has been a director since May 2019 and is Chair of Mallinckrodt’s Portfolio Committee and a member of its Governance and Compliance Committee. He served as President, Chief Executive Officer of Immune Design Corp. from May 2011 until its acquisition in April 2019. Dr. Paya previously served as president of Elan Pharmaceuticals, and spent a number of years with Eli Lilly and Co. in discovery research and clinical development leadership roles, most recently global leader of the diabetes and endocrine franchise. Prior to his industry roles, Dr. Paya spent nearly a decade at the Mayo Clinic-Rochester, including his role as professor of medicine, immunology and pathology, and vice dean of the clinical investigation program. He has been a director of Fluidigm Corporation since March 2017 and served as a director of Immune Design Corp. from 2011 to 2019. Dr. Paya’s qualifications to serve on our Board include his significant experience as an executive and board member of publicly traded pharmaceutical and life sciences companies.

Proposal 1(e) — JoAnn A. Reed

Ms. Reed has been a director since June 2013 and is Chair of Mallinckrodt’s Audit Committee. Ms. Reed is a healthcare services consultant. Ms. Reed served as an advisor to the Chief Executive Officer of Medco Health Solutions, Inc., a leading pharmacy benefit manager, from April 2008 to April 2009. She previously served as the Senior Vice President, Finance and Chief Financial Officer of Medco until 2008. Upon joining Medco in 1988, Ms. Reed served in finance and accounting roles of increasing responsibility and was appointed Senior Vice President, Finance in 1992 and Chief Financial Officer in 1996. Prior to joining Medco, Ms. Reed’s experience included finance roles at Aetna/American Reinsurance Co., CBS Inc., Standard and Poor’s Corporation and Unisys/Timeplex Inc. Ms. Reed has been a director of American Tower Corporation since 2007 and a director of Waters Corporation since 2006. She served as a director of Health Management Associates, Inc. from 2013 to 2014 and as a trustee of St. Mary’s College of Notre Dame from 2006 to 2015. Ms. Reed’s qualifications to serve on our Board include her experience as a healthcare services consultant and her financial expertise and knowledge of financial statements, corporate finance and accounting matters.

Proposal 1(f) — Angus C. Russell

Mr. Russell has been Chairman of the Board since May 2018, and a director since August 2014. He is also a member of Mallinckrodt’s Portfolio Committee and its Audit Committee. Mr. Russell served as a director of Questcor Pharmaceuticals, Inc. from June 2013 until Questcor was acquired by us in August 2014. Mr. Russell served as Chief Executive Officer of Shire Plc, a leading global specialty biopharmaceutical company, from 2008 until his retirement in April 2013 and was a member of its Board of Directors from 1999 to 2013. From 1999 to 2008, Mr. Russell served as Chief Financial Officer of Shire. Prior to joining Shire, Mr. Russell served at ICI, Zeneca and AstraZeneca, most recently as VP of Corporate Finance at AstraZeneca. Mr. Russell has served as the non-executive Chairman of Revance Therapeutics, Inc. since March 2014. He has served as a director of Lineage Cell Therapeutics, Inc. (formerly BioTime, Inc.) since December 2014 and as a director of TherapeuticsMD, Inc. since March 2015. He was a director of InterMune, Inc. from 2011 to 2014. Mr. Russell’s qualifications to serve on our Board include his significant experience as an executive and/or board member of publicly traded pharmaceutical companies.

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PROPOSALS REQUIRING YOUR VOTE

Proposal 1(g) — Mark C. Trudeau

Mr. Trudeau, age 56, has been President, Chief Executive Officer and a director since June 2013. In anticipation of our spin transaction with Covidien plc, Mr. Trudeau joined Covidien in February 2012 as a Senior Vice President and President of its Pharmaceuticals business. He joined Covidien from Bayer HealthCare Pharmaceuticals LLC USA, the U.S. healthcare business of Bayer AG, where he served as Chief Executive Officer. He simultaneously served as President of Bayer HealthCare Pharmaceuticals, the U.S. organization of Bayer’s global pharmaceuticals business. In addition, he served as Interim President of the global specialty medicine business unit from January to August 2010. Prior to joining Bayer in 2009, Mr. Trudeau headed the Immunoscience Division at Bristol-Myers Squibb. During his 10-plus years at Bristol-Myers Squibb, he served in multiple senior roles, including President of the Asia/Pacific region, President and General Manager of Canada and General Manager/Managing Director in the United Kingdom. Mr. Trudeau was also with Abbott Laboratories, serving in a variety of executive positions, from 1988 to 1998. Mr. Trudeau has served as a director of TE Connectivity Ltd. since March 2016. Mr. Trudeau is familiar with all aspects of our business and has extensive and diverse industry experience and managerial expertise and a proven record of leadership to serve as our President, CEO and director.

Proposal 1(h) — Anne C. Whitaker

Ms. Whitaker has been a director since May 2018 and is a member of Mallinckrodt’s Human Resources and Compensation Committee. Ms. Whitaker has held the role of chief executive officer Aerami Therapeutics (formerly Dance Biopharm Holding Inc.) since October 2018 and has been a director of Aerami Therapeutics since August 2018. She has also served as the managing partner of the Anne Whitaker Group, LLC since April 2018 and served as chief executive officer at KNOW Bio, LLC and Novoclem Therapeutics, Inc., a wholly-owned subsidiary of KNOW Bio from February 2017 until April 2018. Previously with Valeant Pharmaceuticals from 2015 to 2017, Ms. Whitaker served as executive vice president and company group chairman with responsibility for the company’s branded pharmaceutical segment including key businesses like Salix, Dendreon, and Orapharma as well as the Canadian and Western Europe regions. Prior to that she served as president and chief executive officer of Synta Pharmaceuticals Corp. from 2014 to 2015; as president of North America pharmaceuticals and consumer health at Sanofi S.A. from 2011-2014; and in various roles at GlaxoSmithKline, most recently as senior vice president and business unit head of the Cardiovascular, Metabolic and Urology Division. Ms. Whitaker has been a director of Cree Inc. and a member of its Compensation Committee since 2013 and a non-executive director of Vectura Group PLC, a London Stock Exchange listed pharmaceutical and medical device company, since June 2018. Previously she served as a director on the board of Synta Pharmaceuticals Corp. from 2014 to 2015. Ms. Whitaker’s qualifications to serve on our Board include her significant experience in executive positions in the pharmaceutical industry, in both commercial and organizational development roles, as well as her experience as a director of publicly traded and private companies.

Proposal 1(i) — Kneeland C. Youngblood, M.D.

Dr. Youngblood has been a director since June 2013. He is a member of Mallinckrodt’s Governance and Compliance Committee. Dr. Youngblood is a founding partner of Pharos Capital Group, a private equity firm that focuses on buyouts in the healthcare services sector. Dr. Youngblood served as a director of Gap Inc. from 2006 to 2012, a director of Starwood Hotels and Resorts from 2001 to 2012, a director of Burger King Corporation from 2004 to 2010 and a director of iStar Financial from 1998 to 2001. Dr. Youngblood has been serving as a director of Scientific Games Corporation since August 2018. He has been CEO/Chairman of Pharos Capital BDC, Inc. since 2017. He also served as a director on the Dallas Police Fire Pension Fund from 2017 to 2019. Prior to that, Dr. Youngblood served as a director of Energy Future Holdings Corp. from 2007 to 2018, as a director of Pace Holdings Corp. from 2015 to 2017 and as a director of TPG Pace Holding Corp. from 2017 to 2019. Dr. Youngblood’s qualifications to serve on our Board include his extensive experience in healthcare practice, policy and business.

Unless otherwise instructed, the proxies will vote “FOR” each of these directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” EACH OF THE DIRECTORS NOMINATED FOR ELECTION

IN PROPOSALS 1(a) THROUGH 1(i)

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 2: ADVISORY NON-BINDING VOTE TO APPROVE THE RE-APPOINTMENT OF THE INDEPENDENT AUDITORS AND A BINDING VOTE TO AUTHORIZE THE AUDIT COMMITTEE TO SET THEIR REMUNERATION

The Audit Committee has selected and re-appointed Deloitte & Touche LLP to audit our financial statements for the fiscal year ending December 25, 2020. The Board of Directors, upon the recommendation of the Audit Committee, is asking our shareholders to approve, in a non-binding advisory vote, the re-appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 25, 2020 and to authorize, in a binding vote, the Audit Committee to set the independent auditors’ remuneration. Although approval is not required by our Memorandum and Articles of Association or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for approval in a non-binding advisory vote because we value our shareholders’ views on our independent auditors. If the re-appointment of Deloitte & Touche LLP is not approved by shareholders, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the re-appointment is approved, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of Mallinckrodt and its shareholders.

The Audit Committee and the Board recommend that shareholders approve, in a non-binding advisory vote, the re-appointment of Deloitte & Touche LLP as our independent auditors to audit our accounts for the fiscal year ending December 25, 2020 and authorize, in a binding vote, the Audit Committee to set the auditors’ remuneration. Authorization of the Audit Committee to set the independent auditors’ remuneration requires the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy.

Representatives of Deloitte & Touche LLP will be at the Annual General Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Unless otherwise instructed, the proxies will vote “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” PROPOSAL 2

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As described in the CD&A, the Human Resources and Compensation Committee’s goal in setting executive compensation is to provide a compensation package that attracts, motivates and retains executive talent and rewards executive officers for superior Company and individual performance while encouraging behavior that is in the long-term best interests of Mallinckrodt and its shareholders. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is performance-based and dependent upon our achievement of specified financial goals and the performance of our shares on a long-term basis.

Shareholders are urged to read the CD&A, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers during fiscal 2019. The Human Resources and Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our named executive officers during fiscal 2019 reflects and supports these compensation policies and procedures.

Shareholders will be asked at the 2020 Annual General Meeting to approve the following advisory resolution:

RESOLVED, that the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis section of the Proxy Statement and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure included in this Proxy Statement is approved.

We have determined to hold this advisory vote every year and expect to hold our next advisory vote at the 2021 Annual General Meeting of Shareholders. This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the Human Resources and Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 3

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to the “say-on-pay” advisory vote described above and in accordance with Section 14A of the Exchange Act, we are asking shareholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years. The shareholders last voted on “say-on-pay” frequency at the Company’s Annual General Meeting in 2014.

After careful consideration, the Board recommends that future shareholder “say-on-pay” advisory votes on executive compensation continue to be conducted every year as a corporate governance best practice. Our shareholders have expressed the view that an annual “say-on-pay” advisory vote is an important means of engagement on executive compensation matters, and our Board respects this viewpoint.

Although this advisory vote regarding the frequency of future “say-on-pay” advisory votes is non-binding on the Board, the Board and the Human Resources and Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” advisory votes.

Unless otherwise instructed, the proxies will vote for “ONE-YEAR” on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE FOR THE “ONE-YEAR” ALTERNATIVE IN PROPOSAL 4

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 5: APPROVE THE BOARD’S AUTHORITY TO ISSUE SHARES

Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the company’s authorized but unissued share capital. Our current authorization, approved by shareholders at our 2019 Annual General Meeting, is to issue up to 33% of the authorized but unissued share capital of the Company, which authorization will expire on the earlier of the date of the Company’s Annual General Meeting in 2020 or August 15, 2020. We are presenting this proposal to renew the Board’s authority to issue our authorized shares on the terms set forth below. If this proposal is not passed, the Company will have a limited ability to issue new ordinary shares.

It is customary practice in Ireland to seek shareholder authority to issue up to 33% of a company’s issued ordinary share capital (excluding shares held in treasury) and for such authority to be renewed each year. Therefore, in accordance with customary practice in Ireland, we are seeking approval to authorize the Board to issue up to a maximum of 33% of our issued ordinary share capital (excluding treasury shares) for a period expiring on the earlier of our Annual General Meeting in 2021 or August 13, 2021, unless otherwise varied, revoked or renewed. We expect to propose a renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances, subject to certain exceptions. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.

The authority granted to the Board pursuant to this proposal, if approved, would include the authority, subject to the 33% limit and until the expiration date described above, to issue (or agree to issue) warrants to purchase ordinary shares of the Company pursuant to the previously disclosed potential global settlement of the Opioid Litigation (the “Litigation Settlement”), along with the subsequent issuance of shares pursuant to such warrants (even if such issuance is after the expiration date of such authority). The agreement in principle is further described in the Current Report on Form 8-K filed by the Company with the SEC on February 25, 2020.

As required under Irish law, the resolution in respect of this proposal is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

Ordinary Resolution

The text of the resolution in respect of Proposal 5 is as follows:

RESOLVED that the directors be and are hereby generally and unconditionally authorized to exercise all powers to allot and issue relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal value of US$ 5,557,695 (being equivalent to approximately 33% of the aggregate nominal value of the issued share capital (excluding treasury shares) of the Company as of March 13, 2020 (the last practicable date prior to the issue of the notice of this meeting)) and the authority conferred by this resolution shall expire on the earlier of the date of the Company’s Annual General Meeting in 2021 or August 13, 2021, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 5

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 6: AUTHORIZE THE COMPANY AND/OR ANY SUBSIDIARY OF THE COMPANY TO MAKE MARKET PURCHASES OR OVERSEAS MARKET PURCHASES OF COMPANY SHARES

Under Irish law, neither we nor any of our subsidiaries may make market purchases or overseas market purchases of our ordinary shares without shareholder approval. Accordingly, shareholders are being asked to authorize us, or any of our subsidiaries, to make market purchases or overseas market purchases of up to 10% of our issued shares. If adopted, this authority will expire at the close of business on August 13, 2021 unless renewed at the Annual General Meeting in 2021; accordingly we expect to propose renewal of this authorization at subsequent annual general meetings. Such purchases would be made only at price levels which the Board considers to be in the best interests of the shareholders generally, after taking into account our overall financial position.

Whether or not this proposed resolution is passed, we will retain the ability to effect repurchases as redemptions pursuant to our Articles of Association, although our subsidiaries are not able to effect market purchases in this manner. To date, our existing share repurchase program has been effected as redemptions pursuant to our Articles of Association.

In order for us or any of our subsidiaries to make market purchases or overseas market purchases of our ordinary shares, such shares must be purchased on a “recognized stock exchange”. The NYSE, on which our ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish law. The general authority, if approved by our shareholders, will become effective from the date of passing of the authorizing resolution.

Ordinary Resolution

The text of the resolution in respect of Proposal 6 is as follows:

RESOLVED, that the Company and any subsidiary of the Company are hereby generally authorized to make market purchases or overseas market purchases of ordinary shares in the Company (“shares”) on such terms and conditions and in such manner as the Board of Directors of the Company may determine from time to time but subject to the provisions of the Companies Act 2014 and to the following provisions:

(a)

The maximum number of shares authorized to be acquired by the Company and/or any subsidiary of the Company pursuant to this resolution shall not exceed, in the aggregate, 8,410,578 ordinary shares of US$0.20 each (which represents 10% of the Company’s issued ordinary shares as of our 2019 fiscal year end).

(b)

The maximum price to be paid for any ordinary share shall be an amount equal to 110% of the closing price on the NYSE for the ordinary shares on the trading day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company, and the minimum price to be paid for any ordinary share shall be the nominal value of such share.

(c)

This general authority will be effective from the date of passing of this resolution and will expire eighteen months from the date of the passing of this resolution, unless previously varied, revoked or renewed by ordinary resolution in accordance with the provisions of section 1074 of the Companies Act 2014. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 6

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 7: APPROVE THE CHANGE OF NAME OF THE COMPANY

At the Company’s 2019 Annual General Meeting, the Company’s shareholders approved changing the name of the Company from Mallinckrodt plc to Sonorant Therapeutics plc, provided that the prior authorization will lapse if the change of name is not filed with the Registrar of Companies of Ireland on or before May 15, 2020.

The Company is again seeking shareholder approval to change the name of the Company from Mallinckrodt plc to Sonorant Therapeutics plc (the “Mallinckrodt plc name change”) in order to continue the prior authorization and avoid having the prior authorization lapse in the event that the change of name is not filed with the Registrar of Companies of Ireland on or before May 15, 2020. Under Irish law, a change of name requires the approval of a special resolution, with the change of name subsequently being filed with the Registrar of Companies in Ireland. The change of name only becomes effective following the approval by the Registrar of Companies in Ireland of the new name following the filing of the change of name forms.

Accordingly, the Company is asking its shareholders to adopt Proposal 7 as a special resolution to effect the Mallinckrodt plc name change. The proposal authorizes the Board of Directors to determine the timing of the submission of the filing with the Registrar of Companies in Ireland of the change of name forms, provided that the authorization will lapse if the change of name is not filed with the Registrar of Companies of Ireland on or before May 13, 2021, including if the directors determine not to proceed with the filing for any reason. If the authorization lapses due to the directors not authorizing the filing with the Registrar of Companies in Ireland on or before May 13, 2021 or if the Registrar of Companies in Ireland does not for any reason accept the Mallinckrodt plc name change, the name of the Company will not be changed without further shareholder authorization.

At the time of the Mallinckrodt plc name change becoming effective, the Company will seek to change the trading symbol of its ordinary shares listed on the NYSE following the Mallinckrodt plc name change to “SRTX” rather than the existing “MNK” ticker symbol.

The affirmative vote of at least 75% of the votes cast, either in person or by proxy, at the Mallinckrodt Annual General Meeting is required to approve the Mallinckrodt plc name change proposal.

Special Resolution

The text of the resolution in respect of Proposal 7 is as follows:

RESOLVED, that the change of the name of the Company from Mallinckrodt plc to Sonorant Therapeutics plc is hereby approved, subject to the approval of the Registrar of Companies of Ireland, and the directors of the Company are hereby authorized in their absolute discretion to determine the time of the filing with the Registrar of Companies in Ireland of the relevant applications, forms, filings and documents for such change of name and whether or not to proceed with filing such applications, forms, filings and documents, with the power to delegate and sub-delegate the determination of all of the foregoing, provided that the authority conferred by this resolution shall expire on May 13, 2021 if the relevant applications, forms, filings and documents for such change of name have not been filed with the Registrar of Companies in Ireland on or before such date, and provided further that this resolution shall have effect from the business day immediately prior to such filing with the Registrar of Companies in Ireland.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 7

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  67

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 8: APPROVE THE WAIVER OF PRE-EMPTION RIGHTS

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the pre-emption right). An issuance for cash may include, among other things, an issuance for the release of a liability of the Company for a liquidated sum. Our current authorization, approved by shareholders at our 2019 Annual General Meeting, is due to expire on the earlier of the date of the Company’s Annual General Meeting in 2020 or August 15, 2020. We are therefore proposing to renew the Board’s authority to opt out of the pre-emption right on the terms set forth below.

It is customary practice in Ireland to seek shareholder authority to opt out of the pre-emption rights provision in the event of the issuance of shares for cash, if the issuance is limited to up to 5% of a company’s issued ordinary share capital (excluding shares held in treasury). It is also customary practice for such authority to be renewed on an annual basis. Therefore, in accordance with customary practice in Ireland, we are seeking this authority, pursuant to a special resolution, to authorize the directors to issue shares for cash up to a maximum of approximately 5% of the Company’s authorized share capital without applying statutory pre-emption rights for a period expiring on the earlier of the Annual General Meeting in 2021 or August 13, 2021, unless otherwise varied, renewed or revoked. We expect to propose a renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization sought for Proposal 5, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.

The authority granted to the Board pursuant to this proposal, if approved, would include the authority, subject to the 5% limit and the expiration date described above, to issue (or agree to issue) warrants to purchase ordinary shares of the Company as part of the Litigation Settlement without applying statutory pre-emption rights that may otherwise apply, along with the subsequent issuance of shares pursuant to such warrants (even if such issuance is after the expiration date of such authority).

As required under Irish law, the resolution in respect of Proposal 8 is a special resolution that requires the affirmative vote of at least 75% of the votes cast. In addition, under Irish law, the Board may only be authorized to opt out of pre-emption rights if it is authorized to issue shares, which authority is being sought in Proposal 5.

Special Resolution

The text of the resolution in respect of Proposal 8 is as follows:

RESOLVED, that the directors be and are hereby empowered pursuant to section 1023 of the Companies Act 2014 to allot equity securities (as defined in section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal 5 of the notice of this meeting as if sub-section (1) of section 1022 of that Act did not apply to any such allotment, provided that this power shall be limited to the allotment of equity securities up to an aggregate nominal value of US$ 842,075 (being equivalent to approximately 5% of the aggregate nominal value of the issued share capital (excluding treasury shares) of the Company as of March 13, 2020 (the last practicable date prior to the issue of the notice of this meeting)) and the authority conferred by this resolution shall expire on the earlier of the Company’s Annual General Meeting in 2021 or August 13, 2021, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 8

68  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 9: AUTHORIZE THE PRICE RANGE AT WHICH THE COMPANY CAN RE-ALLOT SHARES THAT IT HOLDS AS TREASURY SHARES

We may, from time to time, re-allot shares purchased by us and not cancelled (“treasury shares”) in connection with our executive compensation program, our employee stock purchase plan and our other compensation programs.

Under Irish company law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury. In this proposal, that price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below). Under Irish law, this authorization expires after eighteen months unless renewed; accordingly, we expect to propose renewal of this authorization at subsequent annual general meetings.

The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be re-alloted are 95% and 120%, respectively, of the average closing price per ordinary share, as reported by the NYSE, for the thirty (30) trading days immediately preceding the proposed date of re-allotment. If an ordinary share is being re-allotted to satisfy an obligation under an employees’ share scheme, the minimum price at which such share may be re-allotted will be the nominal value of such share. Any re-allotment of treasury shares will be at price levels that the Board considers in the best interests of our shareholders.

Special Resolution

The text of the resolution in respect of Proposal 9 is as follows:

RESOLVED, that the re-allotment price range at which any treasury shares held by the Company may be re-alloted (including by way of re-allotment off-market) shall be as follows:

(a)	the maximum price at which such treasury share may be re-alloted shall be an amount equal to 120% of the “market price”; and

(b)

the minimum price at which a treasury share may be re-alloted shall be the nominal value of the share where such a share is required to satisfy an obligation under an employees’ share scheme operated by the Company or, in all other cases, an amount equal to 95% of the “market price”; and

(c)

for the purposes of this resolution, the “market price” shall mean the average closing price per ordinary share of the Company, as reported by the NYSE, for the thirty (30) trading days immediately preceding the proposed date of re-issuance.

FURTHER RESOLVED, that this authority to re-allot treasury shares shall expire at eighteen months after the date of the passing of this resolution unless previously varied or renewed in accordance with the provisions of Sections 109 and/or 1078 (as applicable) of the Companies Act 2014 (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on-market.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 9

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  69

OTHER MATTERS

OTHER MATTERS

Presentation of Irish Statutory Accounts

Our Irish Statutory Accounts for the fiscal year ended December 27, 2019, including the reports of the directors and auditors thereon, will be presented at the Annual General Meeting. Our Irish Statutory Accounts have been approved by the Board of Directors. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting. Our Irish Statutory Accounts are available with the Proxy Statement and our Annual Report at proxyvote.com and in the Investor Relations section of our website at mnk.com.

Registered and Principal Executive Offices

Our registered office is located at College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland. The telephone number there is +353 1 820-7940. Our principal executive offices are located at 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW18 3AG, United Kingdom. The telephone number there is +44 017 8463 6700.

Shareholder Proposals for the 2021 Annual General Meeting

In accordance with the rules established by the SEC, as well as under the provisions of our Articles of Association, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the Proxy Statement for next year’s Annual General Meeting must be received by us no later than December 3, 2020. Such proposals should be sent to our Company Secretary at Mallinckrodt plc, 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW18 3AG, United Kingdom. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Articles of Association and must be a proper subject for shareholder action under Irish law.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with U.S. federal proxy rules, Irish law and other legal requirements, without seeking to have the proposal included in our Proxy Statement pursuant to Rule 14a-8 under the Exchange Act. To bring a proposal before next year’s annual general meeting, a shareholder must deliver written notice of the proposed business to our Company Secretary at our registered office not earlier than the close of business on January 13, 2021 and not later than the close of business on February 12, 2021 and otherwise comply with the requirements of our Articles of Association.

United States Securities and Exchange Commission Reports

Copies of our Annual Report on Form 10-K for the fiscal year ended December 27, 2019, as filed with the SEC (without exhibits), are available to shareholders free of charge on our website at mnk.com or by writing to our Company Secretary at Mallinckrodt plc, 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW18 3AG, United Kingdom.

Delivery of Documents to Shareholders Sharing an Address

If you have requested a paper copy of our proxy materials, our Annual Report, including our audited financial statements for the year ended December 27, 2019, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report and one Proxy Statement will be mailed to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, we will deliver promptly a separate copy of such documents to any shareholder who contacts us at +44 017 8463 6700 or sends a written request to Mallinckrodt plc, 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW18 3AG, United Kingdom, Attention: Company Secretary. If your household is receiving multiple copies of our annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Mallinckrodt plc, 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW18 3AG, United Kingdom, Attention: Company Secretary.

70  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

OTHER MATTERS

General

Your proxy is solicited on behalf of the Board of Directors. Unless otherwise directed, proxies held by the Chief Executive Officer, the General Counsel and the Company Secretary will be voted at the Annual General Meeting (or an adjournment or postponement thereof), FOR Proposals 1 — 3 and 5 — 9, and for the ONE YEAR option in Proposal 4. If any matter other than those described in this Proxy Statement properly comes before the Annual General Meeting, or with respect to any adjournment or postponement thereof, the Chief Executive Officer, the General Counsel, the Company Secretary or the Corporate Counsel will vote the ordinary shares represented by such proxies in accordance with his or her discretion.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  71

APPENDIX A

APPENDIX A

SUPPLEMENTAL INFORMATION – NON-GAAP DISCLOSURES

This proxy statement contains financial measures, including adjusted diluted earnings per share, net debt and free cash flow, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. The Company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company’s operating performance. In addition, the Company believes that they will be used by certain investors to measure Mallinckrodt’s operating results. Management believes that presenting these adjusted measures provides useful information about the Company’s performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

The following is a reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures:

	Fiscal 2019
(unaudited, in millions except per share data)	Gross profit	SG&A	Net (loss) income	Diluted net (loss) income per share(1)
GAAP	$1,421.4	$831.0	$(996.5)	$(11.88)
Adjustments:
Intangible asset amortization	847.9	(5.5)	853.4	10.14
Restructuring and related charges, net	—	—	(1.7)	(0.02)
Inventory step-up expense	10.0	—	10.0	0.12
Income from discontinued operations	—	—	(10.7)	(0.13)
Change in contingent consideration fair value	—	60.2	(60.2)	(0.71)
Non-restructuring impairment charges (2)	—	—	388.0	4.61
Significant legal and environmental charges (3)	—	(28.2)	1,671.6	19.85
Divestiture	—	—	33.5	0.40
R&D upfront payment	—	—	20.0	0.24
Separation costs	—	(63.9)	63.9	0.76
Gains on debt extinguishment, net	—	—	(466.6)	(5.54)
Unrealized gain on equity investment (4)	—	—	(20.2)	(0.24)
Legal entity and intercompany financing organization	—	—	(212.8)	(2.53)
Income taxes (5)	—	—	(524.2)	(6.23)

As adjusted	$2,279.3	$793.6	$747.5	$8.88

Percent of net sales	72.1%	25.1%	23.6%

(1)

In periods where losses from continuing operations are incurred, potential ordinary shares outstanding are excluded from the calculation of diluted earnings per share, prepared in accordance with GAAP, as they would be anti-dilutive. These dilutive shares are included in the calculation of adjusted diluted earnings per share if dilutive to adjusted net income. As a result, the adjusted diluted earnings per share utilized a weighted average share count of 84.2 for fiscal 2019.

(2)	Fiscal 2019 includes IPR&D intangible asset impairments of $274.5 and $113.5 million related to VTS-270 and stannsoporfin, respectively.
(3)	Includes the opioid-related litigation settlement charge of $1.643 billion.
(4)

Represents an unrealized gain related to the company’s equity investment in Silence Therapeutics plc. Fiscal 2019 includes an unrealized gain of $6.5 million and $13.7 million for the three months ended September 27, 2019 and the three months ended December 27, 2019, respectively.

(5)

Includes tax effects of above adjustments (unless otherwise separately stated), changes in related uncertain tax positions, as well as certain installment sale transactions and other intercompany transactions.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  A-1

APPENDIX A

In addition, free cash flow for fiscal 2019 represents net cash provided by operating activities of $742.9 million less capital expenditures of $133.0 million, each as prepared in accordance with GAAP. Net debt as of December 27, 2019 represents the total principal debt outstanding of $5.423 billion less unrestricted cash of $790.9 million, each as prepared in accordance with GAAP.

This proxy also contains reference to adjusted EBITDA as this metric will be used as a compensation metric for the Company’s long-term incentive plan. The following is a reconciliation of adjusted EBITDA to the most directly comparable GAAP financial measure:

(unaudited, in millions)	Fiscal 2019
Net loss	$(996.5)
Adjustments:
Interest expense, net	299.5
Income benefit	(584.3)
Depreciation and amortization	951.1
Non-restructuring impairment charges	388.0
Restructuring charges, net	(1.7)
Inventory step-up expense	10.0
Income from discontinued operations	(10.7)
Change in contingent consideration fair value	(60.2)
Gains on debt extinguishment, net	(466.6)
Separation costs	63.9
Significant legal and environmental charges	1,671.6
Divestiture	33.5
R&D upfront payment	20.0
Unrealized gain on equity investment	(20.2)

Adjusted EBITDA	$1,297.4

Adjustments to GAAP financial results are identified through the execution of a recurring process on a quarterly basis. This process identifies transactions, both favorable and unfavorable, that may not be indicative of the Company’s core operating performance in the respective period. Each transaction is evaluated by the Company based on several factors; including, but not limited to, materiality, frequency of occurrence, the facts and circumstances giving rise to the transaction, and the business’ ability to influence the transaction. Based on these factors, the Company applies judgment in determining whether the transaction(s) should result in adjustment to GAAP financial results and therefore be included in a non-GAAP measure.

Adjustments to GAAP financial results include certain items regardless of materiality as they are not part of the underlying operating performance of the Company. These items currently include the following:

•	Intangible amortization expense and non-restructuring impairments as these represent charges that are outside the control of those responsible for the underlying operations of the business;

•

Restructuring and related charges, net as these expenses represent long-term strategic planning decisions which the Company believes do not represent the underlying operations of the respective period when the expenses are recognized under GAAP;

•

Inventory step-up expense as this represents the expense recognition of fair value adjustments in excess of the historical cost basis of inventory obtained through acquisition, these charges are outside the control of those responsible for the underlying operations of the business;

•

Income or loss from discontinued operations as this represents events that are not expected to be present in future periods and its exclusion provides better insight to the operating performance of the Company’s continuing operations;

•

Change in contingent consideration fair value as this generally represents changes in expectations regarding future operating performance, as well as changes in market place data (e.g., discount rates) and therefore is not reflective of current period operating performance of the business;

A-2  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

APPENDIX A

•	Losses/gains on divestiture as the impact of such transaction is outside the control of those responsible for the underlying operations of the business;

•

Unrealized gains/losses on equity investment as the impact of such investments on the Company’s reported results of operations for a period is highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business; and

•

Income taxes include the current and deferred tax effects associated with the aforementioned pre-tax adjustments, changes in related uncertain tax positions and tax impacts from certain transactions, such as acquisitions or reorganizations. Management does not believe that these net favorable items are indicative of the Company’s core operating performance.

In addition to these items, other transactions may be identified (both favorable and unfavorable) during the recurring quarterly process that may not be indicative of the Company’s core operating performance in the respective period. Each transaction is evaluated by the Company based on several factors; including, but not limited to, established materiality thresholds, frequency of occurrence, the facts and circumstances giving rise to the transaction, and the business’ ability to influence the transaction. Based on these factors the Company applies judgment in determining whether the item should result in adjustment to GAAP financial results and therefore be included in the non-GAAP measure. Examples of the type of items identified through this process include:

•

Significant legal and environmental charges as these represent significant expenses that may not be associated with the current operating footprint and performance of the business (e.g., environmental charges at former Company owned facilities or charges for significant legal settlements).

•

Debt refinancing costs, included in gains debt extinguishment, net, which relate to cash payments recorded to expense and the write-off of deferred financing costs associated with accelerated debt extinguishments, or payments/repurchases.

•	Gains on the extinguishment or repurchase of debt as this represents a significant item that is outside the control of those responsible for the underlying operations of the business.

•	Research and development charges resulting from upfront or contingent milestone payments in connection with the acquisition or licensing of third-party intellectual property rights.

The definitions of the most commonly used non-GAAP financial measures are presented below:

Adjusted Net Income

Adjusted net income represents net income (loss), prepared in accordance with GAAP, adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable, the pre-tax impact from amortization and non-restructuring impairment charges; restructuring and related charges, net; inventory step-up expenses; discontinued operations; changes in fair value of contingent consideration obligations; acquisition-related expenses; significant legal and environmental charges; losses/gains on divestiture; unrealized gains/losses on equity investment; gains on debt extinguishment, net; R&D upfront payments; tax effects of the aforementioned adjustments, changes in related uncertain tax positions, as well as tax impacts from certain transactions, such as acquisitions or reorganizations; and other items identified by the Company.

Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares. In periods where losses are incurred, potential ordinary shares outstanding are excluded from the calculation of diluted earnings per share, prepared in accordance with GAAP, as they would be anti-dilutive. These dilutive shares are included in the calculation of adjusted diluted earnings per share if dilutive to adjusted net income.

Adjusted Gross Profit

Adjusted gross profit represents gross profit, prepared in accordance with GAAP, adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable, the pre-tax impact from restructuring and related charges, net; amortization and non-restructuring impairment charges; inventory step-up expenses and other items identified by the Company.

Adjusted Selling, General and Administrative (SG&A)

Adjusted SG&A represents SG&A, prepared in accordance with GAAP, adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable, the pre-tax impact from restructuring and related charges, net; amortization and non-restructuring impairment charges; acquisition-related expenses; changes in fair value of contingent consideration obligations; significant legal and environmental charges and other items identified by the Company.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement  A-3

APPENDIX A

Net Debt

Net debt represents the total principal debt outstanding less unrestricted cash, each as prepared in accordance with GAAP.

Free Cash Flow

Free cash flow represents net cash provided by or used in operating activities less capital expenditures, each as prepared in accordance with GAAP.

Adjusted EBITDA

Adjusted EBITDA represents earnings from net income/loss before interest, income taxes, depreciation and amortization, adjusted to exclude certain items. These items include non-restructuring impairment charges, restructuring charges, net; inventory step-up expenses; discontinued operations; changes in fair value of contingent consideration obligations; gains on debt extinguishment, net; separation costs; significant legal and environmental charges; losses/gains on divestiture; research and development upfront payments; unrealized gains/loss on equity investment; and other items identify the Company.

A-4  MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

C/O MALLINCKRODT PLC COMPANY SECRETARY 3 LOTUS PARK, THE CAUSEWAY STAINES-UPON-THAMES, SURREY TW18 3AG UNITED KINGDOM VOTE BY INTERNET—www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. U.S. Eastern Time on May 12, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. U.S. Eastern Time on May 12, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Mallinckrodt plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or to Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, in each case at least 48 hours before the meeting. If you transmit your voting instructions by the internet or by telephone, you do NOT need to mail back your proxy card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D04131-P36718 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MALLINCKRODT PLC The Board of Directors recommends a vote FOR the nominees listed under Item 1. Item 1—Election of Directors For Against Abstain NOMINEES:    1a. J. Martin Carroll 1b. Paul R. Carter 1c. David Y. Norton 1d. Carlos V. Paya, M.D. 1e. JoAnn A. Reed 1f. Angus C. Russell 1g. Mark C. Trudeau 1h. Anne C. Whitaker 1i. Kneeland C. Youngblood, M.D. The Board of Directors recommends a vote FOR Items 2, 3 and 5 through 9. Item 2—Approve, in a non-binding vote, the re-appointment of the independent auditors and authorize, in a binding vote, the Audit Committee to set the auditors’ remuneration. Item 3—Advisory vote to approve the Company’s executive compensation. The Board of Directors recommends a vote for 1 year for Item 4. 1 Year 2 Years 3 Years Abstain Item 4—Advisory vote relating to the frequency of future advisory votes to approve the Company’s executive compensation. For Against Abstain Item 5—Approve the Board’s authority to issue shares. Item 6— Authorize the Company and/or any subsidiary of the Company to make market purchases or overseas market purchases of Company shares. Item7 Approve the change of name of the Company (Special Resolution). Item 8—Approve the waiver of pre-emption rights (Special Resolution). Item 9—Authorize the price range at which the Company can re-allot shares that it holds as treasury shares (Special Resolution). For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend the meeting. ! ! Yes No Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Annual General Meeting of Shareholders Wednesday, May 13, 2020, 9:30 a.m., local time 3 Lotus Park The Causeway, Staines-Upon-Thames Surrey TW19 3AG United Kingdom Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: Notice and Proxy Statement, including resolutions; Annual Report on Form 10-K; and Irish Statutory Accounts, including related reports, are available at www.proxyvote.com. These materials are also available in the Investor Relations section of our website at www.mallinckrodt.com. D04132-P36718 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL GENERAL MEETING OF SHAREHOLDERS MAY 13, 2020 The undersigned hereby appoint(s) Mark C. Trudeau, Mark J. Casey, Stephanie D. Miller and Daniel Ireland, or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all of the Ordinary Shares of Mallinckrodt plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:30 a.m., local time on Wednesday, May 13, 2020, at 3 Lotus Park, The Causeway, Staines-Upon-Thames, Surrey TW19 3AG, United Kingdom, and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement and, in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Address Changes/Comments:    (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side